                                                                     EXHIBIT 4.1

                                CREDIT AGREEMENT

                                   DATED AS OF

                                NOVEMBER 9, 2005

                                      AMONG

                             MARSH SUPERMARKETS, LLC
                                AS LEAD BORROWER
                         FOR THE BORROWERS PARTY HERETO

                       THE FACILITY GUARANTOR PARTY HERETO

                            THE LENDERS PARTY HERETO,

                              BANK OF AMERICA, N.A.
                                 AS ISSUING BANK

                              BANK OF AMERICA, N.A.
         AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, AND CO-LEAD ARRANGER

                                       AND

      NATIONAL CITY BUSINESS CREDIT, INC. AS SYNDICATION AGENT AND CO-LEAD
                                    ARRANGER

                                       AND

            LASALLE BANK NATIONAL ASSOCIATION AS DOCUMENTATION AGENT

                                TABLE OF CONTENTS

ARTICLE I Definitions..................................................................     1

   Section 1.01 Defined Terms..........................................................     1
   Section 1.02 Terms Generally........................................................    35
   Section 1.03 Accounting Terms; GAAP.................................................    35

ARTICLE II Amount and Terms of Credit..................................................    36

   Section 2.01 Commitments of the Lenders.............................................    36
   Section 2.02 Increase of Commitments................................................    36
   Section 2.03 Reserves; Changes to Reserves..........................................    38
   Section 2.04 Making of Revolving Loans..............................................    39
   Section 2.05 Overadvances...........................................................    40
   Section 2.06 Swingline Loans........................................................    41
   Section 2.07 Letters of Credit......................................................    41
   Section 2.08 Settlements Amongst Lenders............................................    45
   Section 2.09 Notes;.................................................................    46
   Section 2.10 Interest on Loans......................................................    46
   Section 2.11 Default Interest.......................................................    47
   Section 2.12 Certain Fees...........................................................    47
   Section 2.13 Commitment Fee and Line Fee............................................    47
   Section 2.14 Letter of Credit Fees..................................................    48
   Section 2.15 Nature of Fees.........................................................    49
   Section 2.16 Termination or Reduction of Commitments................................    49
   Section 2.17 Alternate Rate of Interest.............................................    49
   Section 2.18 Conversion and Continuation of Revolving Loans.........................    49
   Section 2.19 Mandatory Prepayment; Cash Collateral..................................    50
   Section 2.20 Optional Prepayment of Loans; Reimbursement of Lenders.................    51
   Section 2.21 Maintenance of Loan Account; Statements of Account.....................    53
   Section 2.22 Cash Receipts..........................................................    53
   Section 2.23 Application of Payments................................................    55
   Section 2.24 Increased Costs........................................................    57
   Section 2.25 Change in Legality.....................................................    59
   Section 2.26 Payments; Sharing of Setoff............................................    59
   Section 2.27 Taxes..................................................................    61
   Section 2.28 Security Interests in Collateral.......................................    63
   Section 2.29 Mitigation Obligations; Replacement of Lenders.........................    63

ARTICLE III Representations and Warranties.............................................    64

   Section 3.01 Organization; Powers...................................................    64
   Section 3.02 Authorization; Enforceability..........................................    64
   Section 3.03 Governmental Approvals; No Conflicts...................................    64
   Section 3.04 Financial Condition....................................................    65
   Section 3.05 Properties.............................................................    65
   Section 3.06 Litigation and Environmental Matters...................................    65


                                       (i)

   Section 3.07 Compliance with Laws and Agreements....................................    66
   Section 3.08 Investment and Holding Company Status..................................    66
   Section 3.09 Taxes..................................................................    66
   Section 3.10 ERISA..................................................................    66
   Section 3.11 Disclosure.............................................................    67
   Section 3.12 Subsidiaries...........................................................    67
   Section 3.13 Insurance..............................................................    67
   Section 3.14 Labor Matters..........................................................    68
   Section 3.15 Security Documents.....................................................    68
   Section 3.16 Federal Reserve Regulations............................................    68
   Section 3.17 Solvency...............................................................    68
   Section 3.18 Pharmaceutical Laws....................................................    68
   Section 3.19 HIPAA Compliance.......................................................    69
   Section 3.20 Compliance With Health Care Laws.......................................    70
   Section 3.21 Designated Senior Indebtedness.........................................    71
   Section 3.22 Guarantor Senior Indebtedness..........................................    71

ARTICLE IV Conditions..................................................................    71

   Section 4.01 Closing Date...........................................................    71
   Section 4.02 Conditions Precedent to Each Loan and Each Letter of Credit............    74

ARTICLE V Affirmative Covenants........................................................    75

   Section 5.01 Financial Statements and Other Information.............................    75
   Section 5.02 Notices of Material Events.............................................    78
   Section 5.03 Information Regarding Collateral.......................................    79
   Section 5.04 Existence; Conduct of Business.........................................    79
   Section 5.05 Payment of Obligations.................................................    79
   Section 5.06 Maintenance of Properties..............................................    79
   Section 5.07 Insurance..............................................................    80
   Section 5.08 Casualty and Condemnation..............................................    80
   Section 5.09 Books and Records; Inspection and Audit Rights; Appraisals;
                Accountants............................................................    81
   Section 5.10 Physical Inventories...................................................    81
   Section 5.11 Compliance with Laws...................................................    82
   Section 5.12 Use of Proceeds and Letters of Credit..................................    82
   Section 5.13 Additional Subsidiaries................................................    83
   Section 5.14 Further Assurances.....................................................    83

ARTICLE VI Negative Covenants..........................................................    84

   Section 6.01 Indebtedness and Other Obligations.....................................    84
   Section 6.02 Liens..................................................................    85
   Section 6.03 Fundamental Changes....................................................    86
   Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions..............    86
   Section 6.05 Asset Sales and Store Closings.........................................    87
   Section 6.06 Restricted Payments; Certain Payments of Indebtedness..................    88
   Section 6.07 Transactions with Affiliates...........................................    89
   Section 6.08 Restrictive Agreements.................................................    89


                                      (ii)

   Section 6.09 Amendment of Material Documents........................................    90
   Section 6.10 Additional Subsidiaries................................................    90
   Section 6.11 Financial Covenants....................................................    90
   Section 6.12 Fiscal Year............................................................    90
   Section 6.13 Environmental Laws.....................................................    91

ARTICLE VII Events of Default..........................................................    91

   Section 7.01 Events of Default......................................................    91
   Section 7.02 Remedies on Default....................................................    94
   Section 7.03 Application of Proceeds................................................    95

ARTICLE VIII The Agents................................................................    95

   Section 8.01 Administration by Administrative Agent.................................    95
   Section 8.02 The Collateral Agent...................................................    95
   Section 8.03 Agreement of Required Lenders..........................................    96
   Section 8.04 Liability of Agents....................................................    96
   Section 8.05 Notice of Default; Actions on Default..................................    97
   Section 8.06 Lenders' Credit Decisions..............................................    98
   Section 8.07 Reimbursement and Indemnification......................................    98
   Section 8.08 Rights of Agents.......................................................    98
   Section 8.09 Notice of Transfer.....................................................    99
   Section 8.10 Successor Agent........................................................    99
   Section 8.11 Reports and Financial Statements.......................................    99
   Section 8.12 Delinquent Lender......................................................    99

ARTICLE IX Miscellaneous...............................................................   100

   Section 9.01 Notices................................................................   100
   Section 9.02 Waivers; Amendments....................................................   101
   Section 9.03 Expenses; Indemnity; Damage Waiver.....................................   103
   Section 9.04 Designation of Lead Borrower as Borrowers' Agent.......................   104
   Section 9.05 Successors and Assigns.................................................   106
   Section 9.06 Survival...............................................................   108
   Section 9.07 Counterparts; Integration; Effectiveness...............................   108
   Section 9.08 Severability...........................................................   109
   Section 9.09 Right of Setoff........................................................   109
   Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.............   109
   Section 9.11 WAIVER OF JURY TRIAL...................................................   110
   Section 9.12 Headings...............................................................   110
   Section 9.13 Interest Rate Limitation...............................................   110
   Section 9.14 Additional Waivers.....................................................   111
   Section 9.15 Confidentiality........................................................   112
   Section 9.16 Publicity..............................................................   112
   Section 9.17 USA Patriot Act........................................................   113


                                      (iii)

                                    EXHIBITS

A.     Assignment and Acceptance
B-1.   Revolving Notes
B-2    Swingline Note
C      Opinion of Counsel to Loan Parties
D.     Form of Compliance Certificate
E.     Borrowing Base Certificate
F.     Custom Broker Agreement
G.     Lead Borrower's Investment Policy


                                      (iv)

                                    SCHEDULES

1.1(a)         Lenders and Commitments
2.22(a)        DDAs
2.22(b)        Credit Card Arrangements
2.22(c)        Blocked Accounts
2.22(f)        Disbursement Accounts
3.05(c)(i)     Title to Properties; Real Estate Owned
3.05(c)(ii)    Leased Properties
3.06           Disclosed Matters
3.12           Subsidiaries
3.13           Insurance
5.01(i)        Financial Reporting Requirements
6.01           Indebtedness
6.02           Liens
6.04           Investments


                                       (v)

     CREDIT AGREEMENT dated as of November 9, 2005 among:

     MARSH SUPERMARKETS, LLC an Indiana limited liability company, having its principal place of business at 9800 Crosspoint Boulevard Indianapolis, Indiana 46256-3350 as Lead Borrower (in such capacity, the "LEAD BORROWER") for the Borrowers now or hereafter a party hereto;

     the Borrowers now or hereafter party hereto;

     the Facility Guarantors now or hereafter party hereto;

     the Lenders now or hereafter party hereto;

     BANK OF AMERICA, N.A., as Issuing Bank;

     BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and as Co-Lead Arranger;

     NATIONAL CITY BUSINESS CREDIT, INC. as Syndications Agent and Co-Lead Arranger; and

     LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent.

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.01. Defined Terms.


     As used in this Agreement, the following terms have the meanings specified below:

     "Account" means "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; and obligations arising out of the use of a credit or charge card or information contained on or used with that card. The term "Accounts" also includes Health-Care-Insurance Receivables.

     "ACH" means automated clearing house transfers.

     "Acquisition" means any transaction, merger, consolidation or acquisition of all or substantially all of the assets, or assets comprising a division or business unit of, or all or substantially all of the Capital Stock or other ownership interests in, any Person.

     "Additional Commitment Lender" has the meaning set forth in Section 2.02.

     "Adjusted LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the Statutory Reserve Rate.

     "Administrative Agent" means Bank of America, in its capacity as administrative agent for the Lenders hereunder.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or is a director or officer of such Person.

     "Agents" means collectively, the Administrative Agent and the Collateral Agent.

     "Agent's Account" shall have the meaning set forth in Section 2.22(c).

     "Agreement" means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

     "Agreement Value" means, for each Hedging Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:

     (a) in the case of a Hedging Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedging Agreement, as if (i) such Hedging Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the counterparty was the sole party determining such payment amount (with the counterparty making such determination pursuant to the provisions of the form of Master Agreement); or

     (b) in the case of a Hedging Agreement traded on an exchange, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss on such Hedging Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedging Agreement determined by the counterparty based on the settlement price of such Hedging Agreement on such date of determination; or

     (c) in all other cases, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss on such Hedging Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedging Agreement determined by the counterparty as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedging Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

     "Applicable Law" means as to any Person: (a) all statutes, rules, regulations, orders, treaty or other requirements having the force of law and
(b) all court orders and injunctions, and/or similar rulings, in each instance ((a) and (b)) of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person.

     "Applicable Margin" means, initially, the rates for Prime Rate Loans and LIBO Loans, set forth in Level 2, below:

LEVEL          PERFORMANCE CRITERIA         PRIME RATE LOANS   LIBO LOANS
-----          --------------------         ----------------   ----------
  1     Average Credit Extensions less
           than or equal to $30,000,000.         0.00%            1.00%
  2     Average Credit Extensions greater
           than $30,000,000.00 but less
           than or equal to
           $75,000,000.00                        0.00%            1.25%
  3     Average Credit Extensions greater
           than $75,000,000                      0.25%            1.50%

The Applicable Margin shall be adjusted quarterly as of the first day of each Fiscal Quarter, based upon the Average Credit Extensions for the immediately preceding Fiscal Quarter; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be immediately increased to that set forth in Level 3 (even if the Average Credit Extensions requirements for a different Level have been met) and interest shall accrue at the rate set forth in Section 2.11. No downward adjustment of the Applicable Margin shall be permitted at any time unless and until there shall exist no Default or Event of Default at the time of such proposed downward adjustment.

     "Appraisal Percentage" means 90%.

     "Appraised Fair Market Value" means, as to any Eligible Real Estate, the fair market value of such Eligible Real Estate determined in accordance with an independent appraisal reasonably acceptable to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6) months.

     "Appraised Liquidation Value" means, as to any Eligible Fixed Assets, the appraised liquidation value of such Eligible Fixed Assets determined in accordance with an independent appraisal reasonably acceptable to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6)months.

     "Appraised Value" means the net appraised liquidation value (which is expressed as a percentage) of the Borrowers' Eligible Inventory as set forth in the Borrowers' inventory stock ledger and of the Borrowers' Prescription Lists as determined from time to time by an independent appraiser reasonably satisfactory to the Administrative Agent.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability" means the lesser of the following:

     (a)  (i) the Total Commitments,

               minus

          (ii) the Credit Extensions; or

     (b)  (i) the Borrowing Base,

               minus

          (ii) the Credit Extensions.

     "Availability Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon the Collateral. Availability Reserves may include (but are not limited to) reserves based on (a) rent; (b) Gift Certificates and Merchandise Credit Liability; (c) customs, duties, and other costs to release Inventory which is being imported into the United States; (d) outstanding customer deposits, (e) outstanding Taxes and other governmental charges, including, ad valorem, real estate, personal property, sales, and other Taxes; (f) amounts equal to any Borrower's liability to any licensees conducting business at and from such Borrower's premises as reflected from time to time on such Borrower's books and records; (g) reserves for warehouseman's or bailee's charges; (h) liabilities related or arising from frequent shoppers' or reward programs; (i) payables to vendors entitled to the benefits of PACA or PASA, or any similar statue or regulation.

     "Average Credit Extensions" means the average daily balance of all Credit Extensions for the immediately preceding Fiscal Quarter.

     "Bank of America" means Bank of America, N.A., a national banking association and its Subsidiaries, Affiliates, branches, and their respective successors with offices at 40 Broad Street, Boston, Massachusetts 02109.

     "Blocked Account Agreements" has the meaning set forth in Section 2.22(c).

     "Blocked Account Banks" means the banks with whom the Borrowers have entered into Blocked Account Agreements.

     "Blocked Accounts" has the meaning set forth in Section 2.22(c).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower(s)" means individually and collectively (i) each of the "Borrowers" set forth on the signature page to this Agreement; and (ii) each Subsidiary which becomes a "Borrower" pursuant to Section 5.13 hereof.

     "Borrowing" means (a) the incurrence of Revolving Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

     "Borrowing Base" means, at any time of calculation, an amount equal to:

     (a) the Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory (less Inventory Reserves); plus

     (b) the Receivables Advance Rate multiplied by the face amount of Eligible Credit Card Receivables; plus

     (c) the Receivables Advance Rate multiplied by the face amount of Eligible Third Party Receivables; plus

     (d)  ninety percent (90%) of the Appraised Value of Prescription Lists;
          plus

     (e) sixty percent (60%) of the Appraised Fair Market Value of Eligible Real Estate (less Realty Reserves); plus

     (f) the lesser of (i) fifty percent (50%) of Appraised Liquidation Value of Eligible Fixed Assets (less Equipment Reserves); or (ii) the sum of $7,500,000 less an amount equal to $500,000 on each anniversary of the Closing Date; minus

     (g)  without duplication, the then amount of all Availability Reserves.

     "Borrowing Base Certificate" has the meaning set forth in Section 5.01(f).

     "Borrowing Base Reporting Event" means either (i) the occurrence of a Default or an Event of Default, or (ii) the failure of the Borrowers to maintain Uncapped Excess Availability in an amount equal to at least twenty percent (20%) of the Borrowing Base. For purposes of this Agreement, the occurrence of a Borrowing Base Reporting Event shall be deemed continuing at the Administrative Agent's option (i) so long as such Event of Default has not been waived, and/or
(ii) if the Borrowing Base Reporting Event arises as a result of the Borrowers' failure to achieve Uncapped Excess Availability as required hereunder, until Uncapped Excess Availability has exceeded twenty percent (20%) of the Borrowing Base for ten (10) consecutive

Business Days, in which case a Borrowing Base Reporting Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that, at the Administrative Agent's option, a Borrowing Base Reporting Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Uncapped Excess Availability exceeds the required amount for ten (10) consecutive Business Days) at all times after a Borrowing Base Reporting Event has occurred and been discontinued on three (3) occasion(s) after the Closing Date.

     "Borrowing Request" means a request by the Lead Borrower for a Borrowing in accordance with Section 2.04.

     "Breakage Costs" has the meaning set forth in Section 2.20(b).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, Boston, Massachusetts or New York are authorized or required by law to remain closed, provided that, when used in connection with a LIBO Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, together with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable (other than any debt security exchangeable for or convertible into such capital stock) for, any of the foregoing.

     "Capital Expenditures" means, for any period, all expenditures made or costs incurred (whether made in the form of cash, or other property), for the acquisition, improvement or repair of fixed or capital assets of a Person, in each case that are (or would be) set forth in a Consolidated statement of cash flows of such Person and its Consolidated Subsidiaries for such period prepared in accordance with GAAP as capital expenditures.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Collateral Account" means an interest-bearing account established by the Lead Borrower with the Administrative Agent at Bank of America under the sole and exclusive dominion and control of the Administrative Agent designated as the "Marsh Supermarkets Cash Collateral Account".

     "Cash Dominion Event" means either (i) the occurrence of an Event of Default, or (ii) the failure of the Borrowers to maintain Uncapped Excess Availability in an amount equal to at least ten percent (10%) of the Borrowing Base. For purposes of this Agreement, the occurrence of a

Cash Dominion Event shall be deemed continuing at the Administrative Agent's option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers' failure to achieve Uncapped Excess Availability as required hereunder, until Uncapped Excess Availability has exceeded ten percent (10%) of the Borrowing Base for ten (10) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that, at the Administrative Agent's option, a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for ten (10) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on three (3) occasion(s) after the Closing Date.

     "Cash Receipts" has the meaning set forth in Section 2.22(c).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Change in Control" means, means, at any time:

     (a) During any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by shareholders of the Parent, as the case may be, was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

     (b) Any person or group or persons (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of fifty percent (50%) or more (on a fully diluted basis) of the total then outstanding Voting Stock of the Parent, whether as a result of the issuance of securities of the Parent, a merger, consolidation, liquidation or dissolution of the Parent, a direct or indirect transfers of securities or otherwise; or

     (c) The Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties).

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.24(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Charges" has the meaning set forth in Section 9.13.

     "Closing Date" means the date on which the conditions specified in Section
4.01 are satisfied (or waived in accordance with Section 9.02), which date is November 9, 2005.

     "Code" means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

     "Collateral" means any and all "Collateral" as defined in any applicable Security Document and any and all Mortgaged Property as defined in any applicable Mortgage.

     "Collateral Agent" means Bank of America, in its capacity as collateral agent under the Security Documents.

     "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers in the ordinary course of business of the Borrowers.

     "Commitment" means, with respect to each Lender, the aggregate commitment of such Lender hereunder in the amount set forth opposite its name on SCHEDULE 1.1(A) hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.16 hereof or increased pursuant to Section 2.02 hereof from time to time in accordance with this Agreement.

     "Commitment Fee" has the meaning set forth in Section 2.13(a).

     "Commitment Increase" has the meaning set forth in Section 2.02(a).

     "Commitment Increase Date" has the meaning set forth in Section 2.02(c).

     "Commitment Percentage" means, with respect to each Lender, at any time, that percentage of the Commitments of all Lenders hereunder represented by such Lender's commitment at such time. The Commitment Percentage of each Lenders in the amount set forth opposite its name on SCHEDULE 1.1(A) hereto or as may subsequently be set forth in the Register from time to time, as the same may be modified from time to time pursuant to Section 2.16 and Section 2.02 hereof.

     "Consent" means actual consent given by a Lender from whom such consent is sought; or the passage of twelve (12) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender's giving the Administrative Agent written notice of that Lender's objection to such course of action.

     "Consolidated" means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

     "Consolidated EBITDA" means for a Person and its Consolidated Subsidiaries on any date of determination thereof and for the period specified, the sum of
(a) Consolidated Net Income (minus extraordinary gains plus extraordinary losses) for such period, plus (b) Consolidated depreciation and amortization expenses for such period, plus (c) Consolidated Interest Expense for such period, plus (d) income tax expense for such period, plus (e) one time restructuring charges incurred in connection with Permitted Store Closings, in each case determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means for a Person and its Consolidated Subsidiaries for any period for which the amount thereof shall be determined, Consolidated net interest expense (including imputed interest on capital lease obligations) and amortized debt discount, determined in accordance with GAAP consistently applied.

     "Consolidated Net Income" means for a Person and its Consolidated Subsidiaries on any date of determination thereof and for the period specified, the net income (or deficit) after taxes, determined in accordance with GAAP consistently applied.

     "Control" means the possession, directly or indirectly, of the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

     "Cost" means the cost of purchases with respect to all Eligible Inventory as reported on the Borrowers' inventory stock ledger and, in each case, based upon the first in, first out method of accounting and the Borrowers' accounting practices which are in effect on the date of this Agreement. "Cost" does not include inventory capitalization costs or other non-purchase price charges (other than freight-in) used in the Borrowers' calculation of cost of goods sold.

     "Covenant Compliance Event" means the failure of the Borrowers to maintain Uncapped Excess Availability in an amount equal to at least ten percent (10%) of the Borrowing Base.

     "Credit Card Notifications" has the meaning set forth in Section 2.22(c).

     "Credit Extensions" means as of any day, the sum of (a) the principal balance of all Revolving Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

     "DDAs" means any checking or other demand deposit account maintained by the Borrowers.

     "DDA Notification" has the meaning set forth in Section 2.22(c).

     "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Delinquent Lender" has the meaning set forth in Section 8.12.

     "Delinquent Lender's Future Commitment" has the meaning set forth in
Section 8.12.

     "Disbursement Accounts" has the meaning set forth in Section 2.22(f).

     "dollars" or "$" refers to lawful money of the United States of America.

     "Eligible Assignee" means (a) any Lender or any Affiliate of a Lender; (b) a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000; or (c) any other Person approved by the Administrative Agent provided that "Eligible Assignee" shall not include a Borrower or any of a Borrower's Affiliates or Subsidiaries.

     "Eligible Credit Card Receivables" means Accounts due to a Borrower on a non-recourse basis (excluding customary chargebacks) from (i) Visa, Mastercard, American Express Company, or Discover, (ii) other major credit card processors, and (iii) major debit card processors, in each case acceptable to the Administrative Agent in its reasonable discretion, as arise in the ordinary course of business for the purchase of merchandise, which have been earned by performance and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Credit Card
Receivables:

          (a) Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

          (b) Accounts with respect to which a Borrower does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties);

          (c) Accounts that are not subject to a first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject to Liens specified in clauses
     (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

          (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); or

          (e) Accounts which are acquired in a Permitted Acquisition unless and until the Administrative Agent has completed an appraisal of such Accounts, establishes an advance rate and reserves (if applicable) therefore, and which otherwise constitute Eligible Credit Card Receivables.

     "Eligible Fixed Assets" means Equipment owned by a Borrower, in each case acceptable to the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, and without limiting the foregoing satisfies each of the following conditions:

          (a) the Collateral Agent has a perfected first-priority lien in such Equipment for the benefit of the Secured Parties (subject to Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent); and

          (b) Such Equipment has been appraised by a third party appraiser reasonably acceptable to the Collateral Agent; and

          (c) As to which Equipment, the Borrowers are in material compliance with the representations, warranties and covenants set forth in the Security Agreement; and

          (d) The Collateral Agent shall have received an access agreement (containing, among other things, a lien waiver and the right of the Collateral Agent to remove such Equipment from the Real Property) executed by the Person owning the real property (if not a Borrower) in which such Equipment is located on terms acceptable to the Collateral Agent; and

          (e) As to any Equipment acquired in a Permitted Acquisition, (i) the Collateral Agent shall have received (A) the results of appraisals of such Equipment to be acquired in such Acquisition and (B) such other due diligence as the Collateral Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Collateral Agent, and (ii) the Collateral Agent shall have determined an advance rate with respect to such Equipment acceptable to the Agents.

     "Eligible Inventory" means, as of the date of determination thereof items of Inventory of Borrowers that are finished goods, merchantable and readily saleable to the public in the ordinary course and deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible
Inventory:

          (a) Inventory that is not owned solely by the Borrowers, or is leased, on memo, or on consignment or the Borrowers do not have good and valid title thereto;

          (b) Inventory that is not located at a distribution center used by the Borrowers in the ordinary course, at a property that is owned or leased by the Borrowers, or at a third party warehouse to the extent the Administrative Agent has not received a warehousemen's lien waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent;

          (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods to be returned to the vendor;

          (d) Inventory that is not located in the United States of America (excluding other territories and possessions thereof);

          (e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (subject to Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent);

          (f) Inventory which consists of promotional or marketing materials, samples, labels, bags, packaging, and other similar non-merchandise categories;

          (g) Inventory that is obsolete, unusable, or otherwise unavailable for sale;

          (h) Inventory owned by any Borrower whose primary business is catering or food service including, but not limited to, Inventory owned Crystal Food Services, LLC;

          (i) Inventory owned by McNamara, LLC or LoBill Hardware & Sporting Goods;

          (j) Inventory as to which insurance in compliance with the provisions of Section 5.07 hereof is not in effect;

          (k) Inventory which has been sold but not yet delivered;

          (l) Inventory which consists of raw materials or work in progress;

          (m) Lottery tickets; and

          (n) Inventory which is acquired in a Permitted Acquisition unless and until the Administrative Agent has completed an appraisal of such Inventory, establishes Inventory Reserves (if applicable) therefore, and otherwise agrees that such Inventory shall be deemed Eligible Inventory.

     "Eligible Real Estate" means in each case Real Estate acceptable to the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, and without limiting the foregoing satisfies each of the following conditions:

     (a) a Borrower owns fee title thereto and is occupying such Real Estate for offices, retail sales and/or as a distribution center;

     (b) the applicable Borrower has executed and delivered to the Collateral Agents such Mortgages and other documents as the Collateral Agents may reasonably request;

     (c) the applicable Borrower shall have delivered to the Collateral Agents title insurance, environmental studies, and other real estate items, as reasonably required by, and reasonably satisfactory to, the Collateral Agents, including, but not limited to, those items required by FIRREA;

     (d) the Collateral Agents have a perfected first-priority lien in such Real Estate for the benefit of the Secured Parties (subject to Liens specified in clauses (a), and (e) and (j) of the definition of Permitted Encumbrance but, other than in the case of clause (j), solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent);

     (e) such Real Estate has been appraised by a third party appraiser reasonably acceptable to the Collateral Agents;

     (f) such Real Estate is free and clear of any Lien other than Liens specified in clauses (a), (e) and (j) of the definition of Permitted Encumbrances; and

     (g) as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such property, unless the Administrative Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate.

     "Eligible Third Party Receivables" means Accounts due to a Borrower on a non-recourse basis from insurance companies, third party payers, direct customers and other Persons reasonably acceptable to the Administrative Agent as arise in the ordinary course of business, which have been earned by performance, have been adjudicated or are otherwise due to a Borrower for pharmacy related services and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Third Party Receivables:

     (a) Accounts that have been outstanding for more than ninety (90) days past the invoice date or that are more than sixty (60) days past due;

     (b) Accounts due from any insurance company to the extent that twenty-five percent (25%) or more of all Accounts from such insurance company are not Eligible Third Party Receivables under clause (a), above;

     (c) Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents) (subject to Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent);

     (d) Accounts that are not subject to a first priority security interest in favor of the Collateral Agent, for the benefit of itself and the Secured Parties (subject to Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent);

     (e) Accounts which are subject to a material dispute, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

     (f)  Accounts due from Medicare, Medicaid and other Governmental
          Authorities;

     (g) Accounts which are acquired in a Permitted Acquisition unless and until the Administrative Agent has completed an appraisal of such Accounts, establishes an advance rate and reserves (if applicable) therefor, and which otherwise constitute Eligible Third Party Receivables; or

     (h) Accounts which the Administrative Agent determines in its reasonable discretion to be uncertain of collection.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices having the force of orders or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters with respect to Hazardous Materials.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equipment Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the Agents' ability to realize upon any Eligible Fixed Assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" has the meaning set forth in Section 7.01. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Administrative Agent and the Lenders in writing, as provided herein.

     "Excess Availability" means as of any date of determination, the excess, if any, of (A) Availability over (B) the sum of (i) overdrafts and (ii) held checks and past due accounts payable in each case which are inconsistent with the Loan Parties practices as of the Closing Date, as determined by the Agent in its reasonable discretion.

     "Excluded Taxes" means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income or franchise Taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which a Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.29(b) any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except, in the case of the designation of a new lending office or an assignment pursuant to Section 2.27(e), to the extent that such Foreign

Lender (or its assignor, if any) was entitled, at the time of such designation or assignment, to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 2.27(a), or (ii) is attributable to such Foreign Lender's failure to comply with Sections 2.27(e) or (f).

     "Existing Financing Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of March 21, 2003, as amended, among Marsh Supermarkets, Inc., Marsh Supermarkets, LLC, The Provident Bank as Agent and Arranger, and LaSalle Bank National Association as Documentation Agent.

     "Facility Guarantee" means the Guarantee executed by the Facility Guarantors in favor of the Agents, the Issuing Bank and the Lenders.

     "Facility Guarantors" means each Subsidiary that is required to execute and deliver a Facility Guarantee pursuant to Section 5.13 hereof.

     "Facility Guarantors Collateral Documents" means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure the Facility Guarantee.

     "Federal Funds Effective Rate" means, for any day, a rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letter" means the letter entitled "Fee Letter" among the Borrowers and the Administrative Agent of even date herewith, as such letter may from time to time be amended.

     "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the rules and regulations adopted pursuant thereto.

     "Financial Officer" means, with respect to a Loan Party, the chief financial officer, treasurer, or controller of that Loan Party.

     "Fiscal Period" means a period consisting of four (4) or five (5) consecutive calendar weeks, consistent with the Lead Borrower's fiscal accounting calendar in effect as of the Closing Date.

     "Fiscal Quarter" means any fiscal quarter of any Fiscal Year, which quarters end on the last Saturday of the third Fiscal Period, seventh Fiscal Period, tenth Fiscal Period, and thirteenth Fiscal Period of such Fiscal Year, consistent with the Lead Borrower's fiscal accounting calendar as of the Closing Date.

     "Fiscal Year" means any period of 52 or 53 consecutive weeks ending on the last Saturday of the thirteenth Fiscal Period.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Loan Parties adopting the same principles.

     "Gift Certificate and Merchandise Credit Liability" means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of any Borrower entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of any Borrower.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

     "Health-Care-Insurance Receivables" means "health-care-insurance receivables" as defined in the UCC, and shall also mean an interest in, or claim under, a policy of insurance or otherwise which is a right to payment of a monetary obligation for health-care goods or services provided.

     "Health Care Laws" means all federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

     "Hedging Agreement" means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness for which such Person is not the obligor that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) the Agreement Value of all Hedging Agreements, (l) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for Tax purposes but is classified as an operating lease in accordance with GAAP, and (m) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of capital stock or other ownership or profit interests in such Person or in any other Person (or warrants, rights or options to acquire such capital stock or ownership interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Indenture" means the Indenture entered into by and among others the Parent, as Issuer and State Street Bank and Trust Company, as Trustee dated as of August 5, 1997, as in effect as of the Closing Date.

     "Intellectual Property Security Agreement" means any Intellectual Property Security Agreement entered among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     "Interest Payment Date" means (a) with respect to any Prime Rate Loan the first Business Day of each calendar month, and (b) with respect to any LIBO Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than 90 days, the last Business Day of every third month of such Interest Period.

     "Interest Period" means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is seven days, or one, two, three or six months (and to the extent available to all Lenders nine or twelve months) thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; and provided, further, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall, unless approved by the Administrative Agent and all of the Lenders, have a duration of less than seven (7) days, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Inventory" has the meaning set forth the Security Agreement.

     "Inventory Reserves" means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality; (iii) Shrink;
(iv) imbalance; (v) change in Inventory character; (vi) change in Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); and/or (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

     "Investment" means any investment, whether now existing or hereafter made, including, without limitation (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit to another Person, (c) any purchase of (i) stock or other securities of another Person, or (ii) the assets comprising a division or business unit or a substantial part of the business of any Person (whether by purchase of assets or securities), or (d) any commitment or option to make any such purchase.

     "Issuing Bank" means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and any of its successors in such capacity. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an Affiliate of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "Lead Borrower" means Marsh Supermarkets, LLC.

     "Lease" means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

     "Lenders" means the Persons identified on SCHEDULE 1.1(A) hereto as a "Lender" and each assignee that becomes a party to this Agreement as provided in
Section 9.05(b).

     "Letter of Credit" means a letter of credit that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by a Borrower and for other purposes for which a Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iv) in form reasonably satisfactory to the Issuing Bank.

     "Letter of Credit Fees" means the fees payable in respect of Letters of Credit pursuant to Section 2.14.

     "Letter of Credit Outstandings" means, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not been reimbursed.

     "LIBO Borrowing" means a Borrowing comprised of LIBO Loans.

     "LIBO Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, the rate per annum as determined on the basis of the offered rates for deposits in dollars, for a period of time comparable to such Interest Period which appears on the "Telerate Page 3750" as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest 1/16 of 1%), determined on the basis of the offered rates for deposits in dollars for a period of time comparable to such Interest Period which are offered by Bank of America's London branch to major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that a LIBO Rate pursuant to a LIBO Borrowing cannot be obtained.

     "Lien" means, with respect to any asset, (a) any assignment, mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Line Fee" has the meaning set forth in Section 2.13(b)

     "Loan Account" has the meaning set forth in Section 2.21.

     "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guarantee, the Facility Guarantors Collateral Documents, and any other document, instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

     "Loan Party" or "Loan Parties" means each Borrower and each Facility Guarantor.

     "Loans" means all loans at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Borrowers taken as a whole, (b) the ability of any Loan Party to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender or the Lenders hereunder or thereunder. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Material Indebtedness" means Indebtedness (other than Credit Extensions) of the Borrowers in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Hedging Agreement at such time shall be the Agreement Value.

     "Maturity Date" means November 9, 2010.

     "Maximum Rate" has the meaning set forth in Section 9.13.

     "Minority Lenders" has the meaning set forth in Section 9.02(c).

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Mortgages" means the Mortgages, Security Agreements and Assignments and Deeds of Trust between the Borrower owning the Real Estate encumbered thereby and the Collateral Agent for the benefit of the Secured Parties.

     "Multiemployer Plan" means a multiemployer plan, sponsored by a Loan Party as defined in Section 4001(a)(3) of ERISA to which the Parent, a Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that is sponsored by Parent or any Borrower, and
(a) is maintained for employees of Parent or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than Parent, any Subsidiary or the ERISA Affiliate or (b) was so maintained and in respect of which Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Notes" shall mean (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans.

     "Obligations" means (a) the due and punctual payment by the Loan Parties of
(i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Loan Party under the Credit Agreement in respect of any Letter of Credit issued by an Issuing Bank, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of any Loan Party to the Secured Parties under the Credit Agreement or the other Loan Documents, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of any Loan Party under or pursuant to this Agreement or the other Loan Documents, and (c) all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of any Loan Party arising out of any cash management, depository, or investment, provided by a Lender or any of its Affiliates, and the due and punctual payment and performance of all of the covenants, agreements, obligations and liabilities of any Loan Party relating thereto, and (d) all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of any Loan Party arising out of any cash management, depository, investment, letter of credit, Hedging Agreements or other banking or financial services provided by Bank of America or any of its Affiliates, and the due and punctual payment and performance of all of the covenants, agreements, obligations and liabilities of any Loan Party relating thereto. Obligations which arise out of any cash management, depository, investment, letter of credit, Hedging Agreement, or other banking or financial services provided by Bank of America or any of its Affiliates shall be secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clauses (a) and (b) of this definition.

     "Organizational Document" means, relative to any Loan Party, its certificate of incorporation or formation, its by-laws, membership agreements, partnership agreements and all shareholder or equity holder agreements, voting trusts and similar arrangements to which such Loan Party is a party or which is applicable to its capital stock, membership interests, or partnership interest, and all other arrangements relating to the control or management of such entity.

     "Other Taxes" means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Overadvance" means, at any time of calculation, a circumstance in which the Credit Extensions exceeds the lesser of (a) the Total Commitments, or (b) the Borrowing Base.

     "PACA" means the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

     "PASA" means the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

     "Parent" means Marsh Supermarkets, Inc.

     "Participation Register" has the meaning set forth in Section 9.05(e).

     "Payment Conditions" means, at the time of determination, that (a) no Default or Event of Default then exists or would arise as a result of making such payment or completion of such transaction, as the case may be; (b) Uncapped Excess Availability is at least twenty percent (20%) of the Borrowing Base immediately before and after making such payment or completion of such transaction, as the case may be; (c) the Loan Parties taken as a whole are Solvent immediately before and after making such payment or completion of such transaction, as the case may be; and (d) a Financial Officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent, together with supporting documents, which is reasonably satisfactory to the Administrative Agent evidencing compliance with each of the above.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Acquisition" means an Acquisition in which all of the conditions in either clause (A) or (B) are satisfied:

     (A) Acquisitions for which the Payment Conditions are satisfied immediately before and after giving effect to the proposed Acquisition and all of the following conditions are satisfied:

          (i) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate Applicable Law;

          (ii) The Lead Borrower shall have furnished the Administrative Agent with at least thirty (30) days prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents as and when available, a summary of any due diligence undertaken by the Borrowers in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) Fiscal Periods period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

          (iii) The structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion;

          (iv) After giving effect to the Acquisition, if the Acquisition is an Acquisition of capital stock or other equity interests, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any Voting Stock and/or shall otherwise control the governance of the Person being acquired;

          (v) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower pursuant to Section 6.03(b);

          (vi) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not a Borrower, such Subsidiary shall have been joined as a "Borrower" hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary's capital stock, inventory, accounts, equipment, general intangibles and other property of the same nature as constitutes collateral under the Security Documents; and

          (vii) the Lead Borrower shall furnish to the Administrative Agent pro forma projections for the thirteen (13) Fiscal Periods immediately following the proposed Acquisition which projections give effect to the proposed Acquisition and the Administrative Agent determines in its reasonable discretion establish that the Borrowers shall during such period maintain Uncapped Excess Availability in an amount greater than twenty percent (20%) of the Borrowing Base;

     (B) Acquisitions not to exceed (i) $5,000,000.00 in the aggregate during each Fiscal Year, or (ii) $15,000,000.00 in the aggregate during the term of this Agreement, provided that each of the following conditions are satisfied:

          (i) No Default or Event of then exists or would arise from the consummation of such Acquisition;

          (ii) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate Applicable Law;

          (iii) After giving effect to the Acquisition, if the Acquisition is an Acquisition of capital stock or other equity interests, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any Voting Stock and/or shall otherwise control the governance of the Person being acquired;

          (iv) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower pursuant to Section 6.03(b)

          (v) that if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, then such Subsidiary shall not become a Loan Party without the prior written consent of the Administrative Agent and satisfaction of the conditions set forth in clause (A)(vi) above and such other conditions as the Agents' may reasonably require.

     "Permitted Dividends" means (i) cash dividends payable by the Parent to the holders of its Capital Stock, provided that (A) the Payment Conditions are satisfied, and (B) such dividends may be paid only on one occasion each Fiscal Quarter; (ii) dividends with respect to a Loan Party's Capital Stock payable solely in additional shares of or warrants to purchase its common stock, (iii) splits or reclassifications of the Parent's stock into additional or other shares of its common stock, (iv) cash dividends of any Subsidiary to any Loan Party (other than the Parent.)

     "Permitted Encumbrances" means

          (a) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law (other than Liens arising from Environmental Liabilities), arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(l);

          (f) Liens securing Indebtedness permitted by Section 6.01(a)(iv) provided that (i) such Lien shall only encumber the asset acquired or financed with the proceeds of such Indebtedness; (ii) no Default or Event of Default exist or would arise as a result of the granting of such Lien ; and (iii) and the Lead Borrower has used its best and good faith efforts to cause such lender or leasee enters into an intercreditor and use agreement with respect to the fixed assets reasonably satisfactory to the Administrative Agent;

          (g) Liens to secure Indebtedness permitted by Section 6.01(a)(vii) provided that (i) no Default or Event of Default exist or would arise as a result of the granting of such Lien; and (ii) such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate so financed or refinanced;

          (h) Liens on any property or asset of any Loan Party set forth in
     SCHEDULE 6.02, provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (i) Liens to secure Indebtedness permitted by Section 6.01(a)(ix), provided that the Liens granted are subordinated to the Liens granted to the Collateral Agent pursuant to an intercreditor agreement entered into by the holders of such Liens and the Indebtedness, which intercreditor agreement is in form and substance acceptable to the Agents;

          (j) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;

     provided that, except as provided in any one or more of clauses (a) through
     (i) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means each of the following:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), maturing within 180 days from the date of acquisition thereof;

          (b) Investments in commercial paper (i) issued by an entity (other than a Loan Party or an Affiliate of a Loan Party) organized under the laws of any state of the United States or the District of Columbia maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a rating obtainable from a nationally recognized rating organization of at least A-1 or P-1 or the equivalent thereof, or
     (ii) issued by a Lender maturing within 270 days from the date of acquisition thereof;

          (c) Investments in certificates of deposit, eurodollar deposits, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent amount in another currency), or (ii) any Lender or Affiliate thereof;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause
     (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; and

          (e) Shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and invest solely in one or more of the types of securities described in clauses (a) through (d) above;

          (f) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

          (g) obligations the return with respect to which is excluded from gross income under Section 103 of the Tax Code, with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice and which are rated at least A-1 or P-1 or the equivalent thereof by at least one nationally recognized rating organization.

          (h) (A) tax free money market funds that invest solely in the securities described in clause (f) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by S&P or at least AAA or the equivalent thereof by Moody's;

          (i) any other securities reasonably acceptable to the Administrative Agent which are rated at least A-1 or P-1 or the equivalent thereof by at least one nationally recognized rating organization, or which are of an equivalent credit quality in the reasonable judgment of the Administrative Agent;

          (j) Investments existing on the Closing Date, and set forth on
     SCHEDULE 6.04; and

          (k) Investments consistent with the Lead Borrower's written investment policy in effect as of the Closing Date as attached hereto as EXHIBIT G.

provided that, notwithstanding the foregoing, no such Investments shall be permitted (i) after the occurrence of a Cash Dominion Event unless no Revolving Loans are then outstanding, and (ii) unless such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

     "Permitted Joint Venture Investments" means an Investment by a Borrower in a joint venture, partnership, or other entity which in each case is not a Subsidiary as to which each of the following conditions are satisfied:

          (a) The Payment Conditions are satisfied prior to and after giving effect to such Investment;

          (b) The Lead Borrower shall have furnished the Administrative Agent with ten (10) Business days prior written notice of such intended Investment and shall have furnished the Administrative Agent with a current draft of the joint venture or partnership agreement and other applicable documents, a summary of any due diligence undertaken by the Borrowers in connection with such Investment, and such other information as the Administrative Agent may reasonably require, each of which shall be reasonably satisfactory to the Administrative Agent;

          (c) The Investment shall be in a Person business engaged in a business otherwise permitted to be engaged in by a Borrower pursuant to Section 6.03(b); and

          (d) The Collateral Agent shall have received a first priority security interest in, and pledge of, the Borrower's ownership interest in the joint venture or partnership as collateral for the Obligations provided that, in no event shall any Person in which the Borrower has made a Permitted Joint Venture Investment be a Loan Party.

     "Permitted Overadvance" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided, however, that Permitted Overadvances shall not (i) exceed ten percent (10%) of the then Borrowing Base in the aggregate outstanding at any time or
(ii) remain outstanding for more than forty-five (45) consecutive Business Days, unless in case of this clause (ii), the Required Supermajority Lenders otherwise agree; and, provided further, that the foregoing shall not modify or abrogate any of the provisions of Section 2.07(f) regarding the Lender's obligations with respect to L/C Disbursements, or result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and provided further that, in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Loans and the Letter of Credit Outstandings (including any Overadvance or proposed Overadvance) would exceed the Total Commitments.

     "Permitted Store Closings" means the closure of stores, sale of inventory and equipment in such stores as of the date of the proposed stored closing, and buy-out or other mitigation of real estate leases with respect to the stores being closed provided that each of the following conditions is met:

          (a) no Default or Event of Default exists or would arise as a result of the proposed store closings,

          (b) the Lead Borrower has provided the Agent at least fifteen (15) Business Days prior written notice of the proposed store closing;

          provided however during any twelve month period the Loan Parties may not close more than ten percent (10%) of the number of stores existing on the Closing Date; provided, further ; in no event shall the Loan Parties close stores in the aggregate during the term of this Agreement totaling more than twenty five (25%) of the number of stores existing on the Closing Date, without the prior written consent of the Agent.

     "Perishable Inventory" means inventory consisting of meat, dairy, cheese, seafood, produce, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory which have a short shelf life.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Pharmaceutical Laws" means federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pledge Agreement" means the Pledge Agreement dated as of the date hereof among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     "Prescription Lists" means lists of customers for which specific prescription information is maintained in the ordinary course of business of a Borrower.

     "Prime Rate" means, for any day, the higher of (a) the variable annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina, as its "Prime Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. The "Prime Rate" is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause
(b) of the first sentence
of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America's Prime Rate or the Federal Funds Effective Rate, respectively.

     "Prime Rate Loan" means any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

     "Real Estate" means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

     "Realty Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) reserves for (i) environmental remediation, (ii) municipal taxes and assessments, (iii) repairs and (iv) remediation of title defects.

     "Receivables Advance Rate" means 85%.

     "Register" has the meaning set forth in Section 9.05(c).

     "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" has the meaning set forth in Section 101(22) of CERCLA.

     "Required Lenders" means (a) at anytime Bank of America's Commitment exceeds 50% of the Total Commitments, Bank of America and one other Lender who is not a Delinquent Lender, unless all Lenders other than Bank of America are Delinquent Lenders, then Bank of America, (b) at any time there are two or fewer Lenders who are not Delinquent Lenders, all Lenders who are not Delinquent Lenders; and (c) at any time there are three or more Lenders who are not Delinquent Lenders, Lenders (other than Delinquent Lenders) the sum of whose Commitments exceeds 50% of the Total Commitments at such time, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Obligations (after settlement and repayment of all Swingline Loans by the Lenders) exceeds 50% of all such Obligations.

     "Required Supermajority Lenders" shall mean, at any time, Lenders having Commitments outstanding representing at least 66 2/3% of the Total Commitments outstanding or if the Commitments have been terminated, Lenders whose percentage of the outstanding Obligations (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 66 2/3% of all such Obligations.

     "Reserves" means all Inventory Reserves, Availability Reserves, Equipment Reserves and Realty Reserves.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary, in each case other for than Permitted Dividends. Without limiting the foregoing, "Restricted Payments" with respect to any Person shall also include all payments made by such Person (whether in cash, securities or other property) made by such Person in respect of stock appreciation rights plans, equity incentive, achievement or similar plans and all proceeds of a dissolution or liquidation of such Person.

     "Revolving Loans" means all Loans at any time made by a Lender pursuant to
Section 2.01.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission.

     "SERP" means collectively the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and its Subsidiaries, as Amended and Restated as of January 1, 1997, and the Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan, each as amended and in effect as of the Closing Date.

     "Secured Parties" has the meaning set forth in the Security Agreement.

     "Security Agreement" means the Security Agreement dated as the date hereof among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     "Security Documents" means the Security Agreement, the Pledge Agreement, the Facility Guarantors Collateral Documents, the Intellectual Property Security Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered by any Loan Party to secure any of the Obligations.

     "Senior Funded Debt" means the Obligations due under the Loan Documents.

     "Senior Subordinated Note Documents" means the Senior Subordinated Notes and all other documents, instruments and agreements executed and delivered in connection therewith, as in effect as of the Closing Date.

     "Senior Subordinated Notes" means the 8 7/8% Senior Subordinated Notes Due 2007 issued pursuant to the Indenture.

     "Settlement Date" has the meaning set forth in Section 2.08(b) hereof.

     "Shrink" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is sponsored by a Loan Party and (a) is maintained for employees of Parent or any of its Subsidiaries or any ERISA Affiliate and no Person other than Parent, its Subsidiaries or the ERISA Affiliate or (b) was so maintained and in respect of which Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all Guarantees and contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Indebtedness" means Indebtedness which is expressly subordinated in right of payment, in form and on terms approved by the Administrative Agent in writing, to the prior payment in full of the Obligations.

     "Subsidiary" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, directly or indirectly as of such date, owned, controlled, or held, or (b) that is, as of such date, otherwise by the parent or one or more subsidiaries of the parent.

     "Swingline Lender" means Bank of America, in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" shall mean a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.06 hereof.

     "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

     "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" means the earliest to occur of (i) the Maturity Date,
(ii) the date on which the maturity of the Loans is accelerated and the Commitments are terminated, or (iii) the date of the occurrence of any Event of Default pursuant to Section 7.01(i) or 7.01(j).

     "Total Commitments" means, at any time, the sum of the Commitments at such time. As of the Closing Date, the Total Commitments aggregate $95,000,000.

     "Type", when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Uncapped Excess Availability" means Excess Availability calculated without giving effect to the Total Commitments.

     "Unused Commitment" means, on any day, (a) the then Total Commitments minus
(b) the Credit Extensions.

     "Voting Stock" means, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02 Terms Generally.

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.03 Accounting Terms; GAAP.

     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, provided that, if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE II

                           Amount and Terms of Credit

     Section 2.01 Commitments of the Lenders.

          (a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Loans and Letters of Credit, in an amount not to exceed the lesser of such Lender's Commitment or such Lender's Commitment Percentage of the Borrowing Base, subject to the following limitations:

               (i) The aggregate outstanding amount of the Revolving Loans and Letter of Credit Outstandings shall not at any time exceed the lesser of
     (A) the Borrowing Base or (B) the Total Commitments.

               (ii) No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available solely from the Issuing Bank, subject to the ratable participation of all Lenders, as set forth in
     Section 2.07. The Borrowers will not at any time permit the aggregate Letter of Credit Outstandings to exceed $20,000,000.

               (iii) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date and no new Credit Extension shall be made to the Borrowers after the Termination Date.

          (b) Each Borrowing of Revolving Loans (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan shall neither relieve any other Lender of its obligation to fund its Revolving Loan in accordance with the provisions of this Agreement nor increase the obligation of any other Lender.

     Section 2.02 Increase of Commitments

          (a) So long no Default or Event of Default exists or would arise as a result thereof, the Lead Borrower shall have the right at any time, but only one time during the term of this Agreement, to request an increase of the Total Commitments to an amount not to exceed $150,000,000.00. Any such requested increase shall be first made to all existing Revolving Lenders on a pro rata basis. In the event that any existing Revolving Lender does not notify the Administrative Agent within ten (10) Business Days from the receipt of the requested increase that the such existing Revolving Lender will increase its Revolving Commitment, and the amount of its increase, the existing Revolving Lender shall be deemed to have declined the requested increase of its Revolving Commitment. To the extent that one or more existing Revolving Lenders decline to increase their respective Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent shall use reasonable efforts to arrange for other Persons to become Revolving Lenders hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by the Lead Borrower and not accepted by the existing Revolving Lenders (each such increase by either means, a "Commitment Increase", and each such Person issuing, or Revolving Lender increasing, its Revolving Commitment, an "Additional Commitment Lender"), provided, however, that (x) no Revolving Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, and
(y) any Additional Commitment Lender which is not an existing Revolving Lender shall be subject to the approval of the Administrative Agent and (z) nothing contained herein shall constitute the unconditional obligation of the Administrative Agent to provide or obtain commitments for such Commitment Increase, as the Administrative Agent only is agreeing hereby to use its reasonable efforts to arrange for Commitment Increases and Additional Commitment Lenders.

          (b) No Commitment Increase shall become effective unless and until each of the following conditions has been satisfied:

               (i) the Lead Borrower, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent may reasonably require;

               (ii) the Borrowers shall have paid such commitment fees and other compensation to the Additional Commitment Lenders as the Lead Borrower, the Administrative Agent and each such Additional Commitment Lenders may agree;

               (iii) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree;

               (iv) to the extent requested by any Additional Commitment Lender, a Revolving Note will be issued at the Borrowers' expense, to each such Additional Commitment Lender, to the extent necessary to reflect the new Commitment of such Additional Commitment Lender;

               (v) the Loan Parties and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may have reasonably requested;

               (vi) the Administrative Agent shall have received a favorable written opinion (addressed to each Agent and the Lenders) of counsel for the Loan Parties reasonably acceptable to each Agent and the Lenders that the making of Credit Extensions by the Lenders or the Issuing Bank hereunder in an amount not in excess of the Total Commitments will not constitute a breach of or a default under the Indenture;

               (vii) the Administrative Agent shall have received a certificate from a Financial Officer of each Loan Party, satisfactory in form and substance to the Administrative Agent, certifying that after giving effect to the Commitment Increase: (a) all the representations and warranties made by the Loan Parties in the Loan Documents continue to be true and complete;
     (b) that no Default or Event of Default exists; and (c) that the Total Commitments, after giving effect to the Commitment Increase, shall constitute "Permitted Indebtedness" as defined in the Indenture; and

               (viii) each Facility Guarantor shall have entered into a ratification agreement ratifying the Facility Guaranty and acknowledging and agreeing to guarantee any Obligations incurred as a result of the Commitment Increases.

          (c) The Administrative Agent shall promptly notify each Revolving Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a "Commitment Increase Date"), and at such time (x) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (y) SCHEDULE 1.1(A) shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentage of the Revolving Lenders, and (z) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increase in the Total Commitments, such Commitment Increases, and the addition of the Additional Commitment Lenders (if applicable).

          (d) In connection with Commitment Increases hereunder, the Revolving Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans of certain Revolving Lenders, and obtain Revolving Loans from certain other Revolving Lenders (including the Additional Commitment Lenders), but in no event in excess of any such Revolving Lender's respective Revolving Commitment, or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Revolving Credit Lenders effectively participate in each of the outstanding Revolving Loans pro rata on the basis of their respective Commitment Percentage (determined after giving effect to any Commitment Increase.)

     Section 2.03 Reserves; Changes to Reserves.

          (a) The initial Reserves as of the date of this Agreement are the following:

               (i) "Gift Certificate and Merchandise Credit Liability" (an Availability Reserve): An amount equal to fifty percent (50%)of the amount of the Gift Certificate and Merchandise Credit Liabilities as reflected from time to time on the Borrowers' books and records.

               (ii) "Perishable Inventory Reserve" (an Inventory Reserve): An amount equal to fifty percent (50%) of the Perishable Inventory reflected from time to time on the Borrowers' books and records.

               (iii) "Gasoline Reserve" (an Inventory Reserve): An amount equal to fifty percent (50%) of the Inventory consisting of gasoline, diesel or other petroleum products reflected from time to time on the Borrowers' books and records.

               (iv) Return to Vendor (an Inventory Reserve): An amount equal to the Cost of Inventory to be returned to vendors as reflected from time to time on the Borrowers' books and records.

               (v) "PACA Reserve" (an Availability Reserve): An amount equal to any liabilities owed at any time to any Person entitled to the benefits of PACA or any similar statute or regulation as reflected from time to time on the Borrowers' books and records.

               (vi) "Shrink Reserve" (an Inventory Reserve): An amount determined by the Agent in its reasonable discretion.

          (b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its reasonable credit judgment.

     Section 2.04 Making of Revolving Loans.

          (a) Revolving Loans (other than Swingline Loans) by the Lenders shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower may request subject to and in accordance with this Section 2.04, provided that all Swingline Loans shall be only Prime Rate Loans. All Revolving Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Loan by causing any lending office of such Lender to make such Revolving Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of the applicable Note. Subject to the other provisions of this
Section 2.04 and the provisions of Section 2.18, Borrowings of Revolving Loans of more than one Type may be incurred at the same time, but no more than five
(5) Borrowings of LIBO Loans may be outstanding at any time.

          (b) The Lead Borrower shall give the Administrative Agent three Business Days' prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and same day telephonic notice (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans. Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the applicable date. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which with respect to (i) Prime Rate Loans shall be not less than $100,000 and integral multiples of $50,000, and (ii) LIBO Loans shall be not less than $1,000,000 and integral multiples of $500,000 ) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Revolving Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 2:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds into a Disbursement Account or otherwise in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 3:00 p.m., Boston time.

          (c) The Administrative Agent, without the request of the Borrowers, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from the Borrowers pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and the Borrowers' obligations under Section 2.19(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

     Section 2.05 Overadvances.

     The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the Consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The Permitted Overadvances shall constitute Revolving Loans and Obligations. For the avoidance of doubt, the making of a Permitted Overadvance shall be an Event of Default. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

     Section 2.06 Swingline Loans.

          (a) (a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Swingline Loans at any time (subject to Section 2.06(b)) up to the amount of (i) $9,500,000 plus (ii) the principal amount of any Permitted Overadvance in the aggregate outstanding at such time, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under Section 2.08.

          (b) Swingline Loans may be made only in the following circumstances:
(A) for administrative convenience, the Swingline Lender may, but is not obligated to, make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under Section 4.02, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances. If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.02 hereof. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans notwithstanding that the conditions for borrowing under Section 4.02 cannot be fulfilled. No Swingline Loans shall be made pursuant to this Section 2.06(b) if the limitation set forth in Section 2.01(a)(i) would be exceeded as a result thereof.

     Section 2.07 Letters of Credit.

          (a) Upon the terms and subject to the conditions herein set forth, the Lead Borrower may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrowers one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $20,000,000, or
(ii) the aggregate Credit Extensions would exceed the limitation set forth in
Section 2.01(a)(i); and provided, further, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

          (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten Business Days prior to the Maturity Date, provided that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is ten Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

          (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 270 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is ten Business Days prior to the Maturity Date.

          (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in dollars on the same Business Day of any such drawing by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 noon, Boston time, on (i) the date that the Lead Borrower shall have received notice of such drawing, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is received after 10:00 a.m., Boston time on the day of drawing, provided that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 that such payment be financed with a Revolving Loan consisting of a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone of such demand for payment and whether the Issuing Bank has made or will make payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

          (e) If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse the Issuing Bank therefore, at the rate per annum then applicable to Prime Rate Loans, provided that, if the Borrowers fail to reimburse such Issuing Bank when due pursuant to Section 2.07(d), then Section
2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.07(g) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to Section 9.05 it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

          (g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.07, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Lender shall make available to the Issuing Bank such Lender's Commitment Percentage of the amount of such unreimbursed payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m., Boston time on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such unreimbursed payment available to the Issuing Bank, such Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of,
Section 2.01, Section 2.07, or Article IV, or the occurrence of the Termination Date. The failure of any Lender to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

          (h) Whenever the Borrowers desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrowers shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

          (i) The obligations of the Borrowers to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit;
(ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;
(iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing provisions of this Section 2.07(i) shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (j) If any Event of Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Lead Borrower and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held first for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time and thereafter be applied to satisfy other Obligations of the Borrowers under this Agreement.

     Section 2.08 Settlements Amongst Lenders.

          (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender's Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefore is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefore is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (b) The amount of each Lender's Commitment Percentage of outstanding Revolving Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (excluding Swingline Loans) and repayments of Revolving Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "SETTLEMENT DATE").

          (c) The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender with respect to Revolving Loans (excluding Swingline Loans) shall be equal to such Lender's applicable Commitment Percentage of Revolving Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to

12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     Section 2.09 Notes;

          (a) The Revolving Loans made by each Lender shall be evidenced by a revolving note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as EXHIBIT B-1, payable to the order of each such Lender in an aggregate principal amount equal to such Lender's Commitment.

          (b) The Swingline Loans made by the Swingline Lender shall be evidenced by a swingline note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as EXHIBIT B-2 payable to the order of the Swingline Lender in an aggregate principal amount equal to $9,500,000.

          (c) Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

          (d) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

     Section 2.10 Interest on Loans.

          (a) Revolving Loans.

               (i) Subject to Section 2.11, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, plus the Applicable Margin for Prime Rate Loans.

               (ii) Subject to Section 2.11, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

               (iii) Accrued interest on all Revolving Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to LIBO Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     Section 2.11 Default Interest.

          (a) Effective upon the occurrence of an Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Obligations (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Revolving Loans) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

     Section 2.12 Certain Fees.

     The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

     Section 2.13 Commitment Fee and Line Fee.

          The Commitment Fee and Line Fee shall be payable at the times and in the manner set forth below:

          (a) The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a commitment fee (the "Commitment Fee") equal to 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any calendar quarter shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.

          (b) The Administrative Agent shall remit to each Lender a portion (referred to herein as the "Line Fee") of the Commitment Fee actually received by Administrative Agent under Section 2.13(a) equal to 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance for each day, commencing on and including the Closing Date and ending on but excluding the Termination Date, of the excess of (i) such Lender's Commitment over (ii) an amount equal to the sum of (x) such Lender's Commitment Percentage multiplied by the principal amount of Revolving

     Loans then outstanding plus (y) such Lender's Commitment Percentage multiplied by the then Letter of Credit Outstandings; provided, however, that for purposes of calculating the share of the Line Fee due to any Lender which is both the Swingline Lender and a Lender of other Revolving Loans, such Lender's share shall be equal to the difference between (i) such Lender's Commitment, and (ii) the sum of (x) such Lender's Commitment Percentage of the principal amount of all Revolving Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and
     (y) such Lender's Commitment Percentage of the then Letter of Credit Outstandings. The Line Fee so accrued in any calendar quarter shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, except that all Line Fees so accrued as of the Termination Date shall be payable on the Termination Date. If the Commitment Fee actually paid by the Borrowers to Administrative Agent is insufficient to pay the Line Fee due the Lenders, the deficiency shall be paid to the Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto).

     Section 2.14 Letter of Credit Fees.

          (a) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each calendar quarter, in arrears, a fee (each, a "LETTER OF CREDIT FEE") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

               (i) Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans.

               (ii) Commercial Letters of Credit: At a per annum rate equal to one half of the then Applicable Margin for LIBO Loans.

               (iii) Effective upon the occurrence of an Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee shall be increased by an amount equal to two percent (2%) per annum.

          (b) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee in the amount of twelve and one half basis points (0.125%) on the face amount of each Letter of Credit and all other fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

          (c) All Letter of Credit Fees shall be calculated on the basis of a 360-day year and actual days elapsed.

     Section 2.15 Nature of Fees.

     All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Issuing Bank and the Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

     Section 2.16 Termination or Reduction of Commitments.

     Upon at least three (3) Business Days' prior written notice to the Administrative Agent, the Borrowers may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such partial reduction shall be in the principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and
(ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) the Commitment Fee accrued on the amount of the Commitments so terminated or reduced through the date thereof; and (ii) any amount by which the sum of the Revolving Loans and the Letter of Credit Outstandings on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid.

     Section 2.17 Alternate Rate of Interest.

     If prior to the commencement of any Interest Period for a LIBO Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that, as a result of a Change in Law after the Closing Date, the making or maintaining of their Loans included in such Borrowing for such Interest Period has become unlawful or impracticable;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

     Section 2.18 Conversion and Continuation of Revolving Loans.

     The Lead Borrower shall have the right at any time, on three Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of Revolving

Loans (but in no event Swingline Loans) of one Type (or a portion thereof) to a Borrowing of Revolving Loans of the other Type or (y) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, subject to the following:

          (a) no Borrowing of Revolving Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

          (b) if less than a full Borrowing of Revolving Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

          (c) the aggregate principal amount of Revolving Loans being converted into or continued as LIBO Loans shall be in an integral of $100,000 and at least $500,000;

          (d) each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Loan being so converted;

          (e) the Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

          (f) a Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto;

          (g) each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

          (h) no more than five (5) Borrowings of LIBO Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided above, such Borrowing shall automatically be converted to a Borrowing of Prime Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Loan made by such Lender.

     Section 2.19 Mandatory Prepayment; Cash Collateral.

     The outstanding Obligations shall be subject to mandatory prepayment as follows:

          (a) If at any time the amount of the Credit Extensions exceeds the lesser of (i) the Borrowing Base, or (ii) the Total Commitments, the Borrowers will immediately upon notice from the Administrative Agent (A) prepay the Revolving Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Revolving Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding.

          (b) The Revolving Loans shall be repaid in accordance with the provisions of Section 2.23 hereof.

          (c) Subject to the provisions of Section 2.19(a) and (b), outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $100,000. No prepayment of LIBO Loans shall be permitted pursuant to this
Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all BREAKAGE Costs associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefore and such LIBO Loans shall continue to bear interest at the rate set forth in Section 2.11 until the amounts in the Cash Collateral Account have been so applied (provided that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Except as provided in Section 2.16, no prepayment of the Revolving Loans shall permanently reduce the Commitments.

          (d) All amounts required to be applied to all Revolving Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

          (e) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

     Section 2.20 Optional Prepayment of Loans; Reimbursement of Lenders.

          (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Revolving Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Prime Rate Loans, on any Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

               (i) Subject to Section 2.23, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Loans ratably in accordance with each Lender's Commitment Percentage, and third, to the funding of a


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

     cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

               (ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $100,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 2.20 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all Breakage Costs associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.

               (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Revolving Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Revolving Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and continuance of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such LIBO Loan is prepaid other than on the last day of the Interest Period for such LIBO Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section
2.04 in respect of LIBO Loans, such LIBO Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to Section 2.17. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Revolving Loan, for the period from the date of such payment or failure to borrow to the last day
(x) in the case of a payment or refinancing with Prime Rate Loans other than on the last day of the Interest Period for such LIBO Loan, of the then current Interest Period for such LIBO Loan or (y) in the case of such failure to borrow, of the Interest Period for such Revolving Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by investing such amount in United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the applicable Interest Period (collectively, "BREAKAGE COSTS"). Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.


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

          (c) In the event the Borrowers fail to prepay any Revolving Loan on the date specified in any prepayment notice delivered pursuant to Section 2.20(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

          (d) Whenever any partial prepayment of Revolving Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates.

     Section 2.21 Maintenance of Loan Account; Statements of Account.

          (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the "LOAN ACCOUNT") which will reflect (i) all Swingline Loans, all Revolving Loans and other advances made by the Lenders to the Borrowers or for the Borrowers' account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other Obligations that have become payable.

          (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or otherwise for the Borrowers' account, including all amounts received in the Agent's Account, and the amounts so credited shall be applied as set forth in Section 2.23(a) or Section 6.02 of the Security Agreement, as applicable. After the end of each month, the Administrative Agent shall send to the Lead Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Loan Parties, unless otherwise object to in writing by the Lead Borrower within fifteen (15) days after receipt of the monthly statement.

     Section 2.22 Cash Receipts.

          (a) Annexed hereto as SCHEDULE 2.22(A) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) maintained with such depository

          (b) Annexed hereto as SCHEDULE 2.22(B) is a list describing all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of all credit card charges for sales by the Borrowers.

          (c) On or prior to the Closing Date, the Borrowers shall (i) deliver to the Administrative Agent notifications executed on behalf of the Borrowers to each depository institution with which any DDA is maintained in form and substance satisfactory to the

Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA NOTIFICATION"), (ii) deliver to the Administrative Agent notifications to each of the Borrowers' credit card clearinghouses and processors of notice in form and substance satisfactory to the Administrative Agent (each, a "CREDIT CARD NOTIFICATION"), and (iii) enter into agency agreements with the banks maintaining the deposit accounts identified on SCHEDULE 2.22(C) (collectively, the "BLOCKED ACCOUNTS"), which agreements (the "BLOCKED ACCOUNT AGREEMENTS") shall be in form and substance reasonably satisfactory to the Administrative Agent. The DDA Notifications and Credit Card Notifications shall require the sweep on each Business Day of all available cash receipts, net of any minimum balance, not to exceed $2,500, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained, from the sale of Inventory and other assets, all collections of Accounts, all proceeds of Collateral, and all other cash payments received by the Borrowers from any Person or from any source or on account of any sale or other transaction or event (all such cash receipts and collections, "CASH RECEIPTS"), to a Blocked Account. The Blocked Account Agreements shall require, after the occurrence of a Cash Dominion Event, the sweep on each Business Day of all available cash receipts to a concentration account maintained by the Administrative Agent at Bank of America (the "AGENT'S ACCOUNT"). In that regard, after the occurrence of a Cash Dominion Event, the Borrowers shall cause the ACH or wire transfer to a Blocked Account or to the Agent's Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of (A) the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $2,500, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; and (B) the proceeds of all credit card charges not otherwise provided for pursuant hereto. Further, after the occurrence of a Cash Dominion Event, whether or not any Obligations are then outstanding, the Borrowers shall cause the ACH or wire transfer to the Agent's Account, no less frequently than daily, of the then entire ledger balance of each Blocked Account, net of such minimum balance, not to exceed $2,500, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained. In the event that, notwithstanding the provisions of this Section 2.22, after the occurrence of a Cash Dominion Event, the Borrowers receive or otherwise has dominion and control of any Cash Receipts, proceeds or collections, such Cash Receipts, proceeds, and collections shall be held in trust by the Borrowers for the Administrative Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of the Borrowers and shall, within one Business Day after receipt, either be deposited into a Blocked Account or the Agent's Account, or dealt with in such other fashion as the Borrowers may be instructed by the Administrative Agent.

          (d) The Borrowers shall deliver or shall cause to be delivered to the Administrative Agent accurate reports of all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time after the occurrence and during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by the Borrowers are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement, the Administrative Agent shall require the Borrowers to close such account and have all funds therein transferred to an account maintained by the Administrative Agent at Bank of America and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

          (e) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.22 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Borrowers may not maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein.

          (f) The Borrowers may also maintain one or more disbursement accounts (the "DISBURSEMENT ACCOUNTS") with Bank of America or such other financial institutions as are reasonably acceptable to the Administrative Agent to be used by the Borrowers for disbursements and payments (including payroll, sales taxes, or withholding taxes) in the ordinary course of business or as otherwise permitted hereunder, such Disbursement Accounts constitute Collateral and are subject to the Lien of the Collateral Agent for the benefit of itself and the Secured Parties. The only Disbursement Accounts as of the Closing Date are those described in SCHEDULE 2.22(F).

          (g) The Agent's Account is, and shall remain, under the sole dominion and control of the Collateral Agent. The Borrowers acknowledge and agree that
(i) the Borrowers have no right of withdrawal from the Agent's Account, (ii) the funds on deposit in the Agent's Account shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Agent's Account shall be applied as provided in Section 2.23(a).

     Section 2.23 Application of Payments.

          (a) So long as no Event of Default shall have occurred and be continuing, all amounts received in the Agent's Account from any source, including the Blocked Account Banks, and all prepayments made by the Borrowers, shall be applied in the following order:

               (i) To pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Issuing Bank, the Collateral Agent, and the Lenders, and then

               (ii) To pay interest due and payable on Credit Extensions, and then

               (iii) At the option of the Administrative Agent, to repay outstanding Swingline Loans, and then

               (iv) To repay other outstanding Revolving Loans that are Prime Rate Loans and all outstanding reimbursement obligations under Letters of Credit, and then

               (v) To repay outstanding Revolving Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.20(b) or, at the Lead Borrower's option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then-pending Interest Period therefore, and then

               (vi) To pay all other Obligations that are then outstanding and due and payable.

          (b) If at any time all Obligations are paid in full and all Letters of Credit Outstandings shall be fully cash collateralized, then so long as no Default or Event of Default shall have occurred and be continuing, any excess amounts shall be deposited in a separate cash collateral account and shall be released to the Borrowers upon the request of the Lead Borrower and utilized by the Borrowers prior to any further Revolving Loans being made. Any other amounts received by the Administrative Agent, the Issuing Bank, the Collateral Agent, or any Lender as contemplated by Section 2.16, Section 2.19, Section 2.20, or
Section 2.22 shall also be applied in the order set forth above in this Section 2.23.

          (c) After the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, in the following order:

          (i) To pay fees and expense reimbursements and indemnification then due and payable to the Agents until paid in full, and then

          (ii) To pay fees and expense reimbursements and indemnification then due and payable to the Issuing Bank and the Lenders until paid in full, and then

          (iii) Ratably to pay interest accrued in respect of the Permitted Overadvances until paid in full, and then

          (iv) To pay interest accrued in respect of the Swingline Loans until paid in full, and then

          (v) Ratably to pay interest accrued in respect of the Revolving Loans until paid in full, and then

          (vi) Ratably to pay principal in respect of the Permitted Overadvances until paid in full, and then

          (vii) Ratably to pay principal due in respect of the Swingline Loans until paid in full, and then

          (viii) To the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Bank and the Lenders, as cash collateral in an amount up to 105% of the then extant Letters of Credit Outstandings, and then

          (ix) Ratably to pay principal due in respect of the Revolving Loans until paid in full, and then

          (x) Ratably to pay any other Obligations then owing to the Swingline Lender, and then

          (xi) Ratably to pay any other Obligations then owing to the Lenders, and then

          (xii) To the ratable payment of all other Obligations then due and payable, and then

          (xiii) To the Lead Borrower or such other Person entitled thereto under Applicable Law.

     For purposes of the foregoing (other than Section 2.23(c)(xii), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency or other similar proceedings under the Bankruptcy Code or otherwise), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise; provided, however, that for the purposes of Section 2.23(c)(xii), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency or other similar proceedings under the Bankruptcy Code or otherwise.

          (d) In the event of a direct conflict between the priority provisions of this Section 2.23 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 2.23 shall control and govern.

          (e) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits and shall be subject to one Business Day's clearance and collection. If any item deposited to the Agent's Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

     Section 2.24 Increased Costs.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO
     Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (not including, for the avoidance of doubt, any condition with respect to Taxes, which shall only give rise to additional payments to the extent provided by Section 2.25) affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

          (d) The Lenders and the Issuing Bank shall use their reasonable efforts to notify the Lead Borrower of the occurrence of an event specified on
(a) or (b) of this Section upon becoming aware the occurrence of such an event, provided, however, the failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided, that, no Borrower shall have any obligation to reimburse an Issuing Bank or any Lender for increased costs incurred more than twelve (12) months prior to the date of such demand.


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

     Section 2.25 Change in Legality.

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (y) at any time any Lender reasonably determines that the making or continuance of any of its LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Lead Borrower, such Lender may (i) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBO Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

          (b) For purposes of this Section 2.25, a notice to the Lead Borrower by any Lender pursuant to paragraph (a) above shall be effective, if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

     Section 2.26 Payments; Sharing of Setoff.

          (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Section 2.20(b), Section 2.24, Section 2.27, or otherwise) prior to 11:00 a.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Except as otherwise provided herein, if any day on which payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts (or as the Administrative Agent may otherwise direct in writing), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.20(b),
Section 2.24, Section 2.27, and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment


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under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. All payments under each Loan Document shall be made in dollars.

          (b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of
Section 2.23(c) hereof or Section 6.02 of the Security Agreement, as applicable, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the


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Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     Section 2.27 Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section) the Agents, such Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

          (c) The Borrowers shall indemnify the Agents, each Lender and the Issuing Bank, within ten (10) Business Days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agents, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of an Agent, a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto to establish its exemption from U.S. Federal withholding tax, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder


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(within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and
(C) is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding Tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.27(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.27(e) that such Foreign Lender is not legally able to deliver.

          (f) Upon the request of the Lead Borrower, any Lender that is not a Foreign Lender shall deliver to the Lead Borrower two copies of United States Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrowers may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction.

          (g) The Borrowers shall not be required to indemnify any Lender or to pay any additional amounts to any Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of paragraphs (e) or (f) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (h) Each of the Lenders agrees that upon the occurrence of any circumstances entitling such party to indemnification or additional amounts pursuant to Section 2.27(a) or (c), such party shall use reasonable efforts to take any action (including designating a new lending office and signing any prescribed forms or other documentation appropriate in the circumstances) if such action would reduce or eliminate any Tax (including penalties or interest, as applicable) with respect to which such indemnification or additional amounts may thereafter accrue.

          (i) If any Lender reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Borrowers pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this Section 2.27 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Borrowers, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the lesser of the amount


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of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses incurred in securing such refund, deduction or credit.

     Section 2.28 Security Interests in Collateral.

     To secure their Obligations, the Loan Parties shall grant to the Collateral Agent, for its benefit and the benefit of the Secured Parties, a first-priority security and mortgage interest (subject to Permitted Encumbrances) in all of the Collateral pursuant hereto and to the Security Documents.

     Section 2.29 Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.27, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.24 or 2.27, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

          (b) If any Lender requests compensation under Section 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.27, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.24 or payments required to be made pursuant to Section 2.27, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and


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delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

     Each Loan Party represents and warrants to the Agents and the Lenders that as of the Closing Date and after giving effect to the Agreement:

     Section 3.01 Organization; Powers.

     Each Loan Party is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     Section 3.02 Authorization; Enforceability.

     The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate, limited partnership, limited liability company, and other powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3.03 Governmental Approvals; No Conflicts.

     The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens in favor of the Secured Parties created under the Loan Documents.


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     Section 3.04 Financial Condition.

     The Lenders have previously received the Consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for the Parent and its Subsidiaries as of and for Fiscal Year ending April 2, 2005 and as of and for the Fiscal Quarter ending June 25, 2005, certified by the Parent's Chief Financial Officer. Such financial statements present fairly, in all material respects the financial position, results of the operations and cash flows for the Parent and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes. The Lenders have previously received a draft Consolidated balance sheet and statements of income for the Parent and its Subsidiaries as of and for the Fiscal Quarter ended October 15, 2005. Since October 15, 2005 there have been no changes in the assets, business, financial condition, income or prospects of the Loan Parties, which has had a Material Adverse Effect.

     Section 3.05 Properties.

          (a) Except as disclosed in SCHEDULES 3.05(C)(I) and 3.05(C)(II), each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects which could not reasonably be expected to result in a Material Adverse Effect.

          (b) Each Loan Party owns or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) SCHEDULE 3.05(C)(I) sets forth as of the Closing Date the address (including county) of all Real Estate that is owned by the Loan Parties and upon which Collateral is located or has a fair market value of more than $1,000,000, together with a list of the holders of any mortgage or other Lien thereon.
SCHEDULE 3.05(C)(II) sets forth as of the Closing Date the address of all Leases of the Loan Parties for locations upon which Collateral is located, together with a list of the holders of any mortgage or other Lien on the Borrowers' interest in such Lease and the name, address, and telephone number of each lessor of such Lease. Each of such Leases is in full force and effect and the Loan Parties are not in material default of the terms thereof.

     Section 3.06 Litigation and Environmental Matters.

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Loan Party (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any of the Loan Documents.

          (b) Except for the matters set forth on SCHEDULE 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any


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

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the Closing Date, there has been no change in the status of the matters set forth on SCHEDULE 3.06 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     Section 3.07 Compliance with Laws and Agreements.

          (a) Each Loan Party is in compliance with all Applicable Law and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          (b) Each Loan Party is in compliance with the Indenture and the Senior Subordinated Note Documents and no default exists thereunder.

     Section 3.08 Investment and Holding Company Status.

     No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.09 Taxes.

     Each Loan Party has timely filed or caused to be filed all federal and state Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has been filed, (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, or (c) Taxes which are due but not yet delinquent. The Loan Parties do not intend to treat any of the transactions contemplated by the Loan Documents as being a "reportable transaction" within the meaning of 26 CFR 1.6011-4.

     Section 3.10 ERISA.

     No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on SCHEDULE 3.10, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial


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statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, to the extent that any liabilities would reasonably be expected to have a Material Adverse Effect.

     Section 3.11 Disclosure.

     The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates or other information other than financial projections furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), do not contain any material misstatement of fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial projections that have been or will be prepared by the Borrowers and made available to the Administrative Agent, any Lender or any other party hereto, have been or will be prepared in good faith based upon reasonable assumptions, it being understood by the Administrative Agent, the Lenders and all the other parties hereto that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers' control, and that no assurances can be given that the projections will be realized.

     Section 3.12 Subsidiaries.

          (a) SCHEDULE 3.12 sets forth the name of, and the ownership interest of each Loan Party in each Subsidiary as of the Closing Date. There is no other capital stock or ownership interest of any class outstanding as of the Closing Date. Other than as set forth on SCHEDULE 3.12 the Loan Parties are not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities as of the Closing Date.

          (b) Parent and its Subsidiaries have received the consideration for which the capital stock and other ownership interests was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and other ownership interests, and all such shares and ownership interests are validly issued, fully paid, and non-assessable.

     Section 3.13 Insurance.

     SCHEDULE 3.13 sets forth, as of the Closing Date, a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries. As of the Closing Date, each of such policies is in full force and effect. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.


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     Section 3.14 Labor Matters.

     There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to result in a Material Adverse Effect. All payments due from any, individually or in the aggregate, Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     Section 3.15 Security Documents.

     The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security or mortgage interest in the Collateral, and the Security Documents constitute the creation of a fully perfected first priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law).

     Section 3.16 Federal Reserve Regulations.

          (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U, or X.

     Section 3.17 Solvency.

     The Loan Parties, taken as a whole, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

     Section 3.18 Pharmaceutical Laws.

          (a) The Loan Parties have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of their


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

businesses under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

          (b) The Loan Parties are in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

          (c) None of the Loan Parties have any liabilities, claims against them, and presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 3.19 HIPAA Compliance.

          (a) To the extent that and for so long as a Loan Party is a "covered entity" within the meaning of HIPAA, such Loan Party (i) has undertaken or will promptly undertake all applicable surveys, audits, inventories, reviews, analyses and/or assessments (including any required risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by failure of Loan Party to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant.

          (b) For purposes hereof, "HIPAA Compliant" shall mean that Loan Party to the extent legally required (i) is or will use commercially reasonable efforts to be in compliance in all material respects with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

          (c) Schedule 3.19(c), annexed hereto, sets forth a complete list of all "business associate agreements" (as such term is defined in HIPAA) that any Loan Party has entered into with any person as of the date hereof and true, correct and complete copies of all of such agreements have been provided to Agent.


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     Section 3.20 Compliance With Health Care Laws.

          (a) Each Loan Party is in compliance with all Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to it. Without limiting the generality of the foregoing, no Loan Party has received notice of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

          (b) Each Loan Party has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws or other applicable law or regulation and each Loan Party and the owners of the facilities and other businesses managed by any Loan Party have all permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under Health Care Laws and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto, and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid, except where the failure to obtain could not reasonably be expected to cause a Material Adverse Effect.

          (c) Each Loan Party which is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no claims to the best of each Loan Party's knowledge, actions or appeals pending (and no Loan Party has filed any claims or reports which should result in any such claims, actions or appeals) before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of HCFA, with respect to any Medicare or Medicaid cost reports or claims filed by Borrower on or before the date hereof. No validation review or program integrity review related to Borrower as it may materially adversely affect any of the assets or business of a Loan Party, or the consummation of the transactions contemplated hereby, has been conducted by any Third Party Payor or Governmental Authority in connection with Medicare or Medicare programs, and to the best of each Loan Party's knowledge, no such reviews are scheduled, pending or threatened against or affecting any Loan Party, or any of its assets, or, the consummation of the transactions contemplated hereby. To the best of each Loan Party's knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure against such parties.

          (d) Schedule 3.20(d) hereto sets forth an accurate, complete and current list of all participation agreements of Borrower with health maintenance organizations, insurance


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

programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

     Section 3.21 Designated Senior Indebtedness

     The Obligations constitute "Designated Senior Indebtedness" under the Indenture.

     Section 3.22 Guarantor Senior Indebtedness

     The Obligations constitute "Guarantor Senior Indebtedness" under the Indenture.

                                   ARTICLE IV

                                   Conditions

     Section 4.01 Closing Date.

     The obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loans and the initial Letters of Credit, if any, on the Closing Date, is subject to the following conditions precedent:

          (a) The Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents (including, without limitation, the Security Documents) signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

          (b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of Bass, Berry Sims, PLC, counsel for the Loan Parties, and Lead Borrower's general counsel substantially in the form of EXHIBIT C, and covering such matters relating to the Loan Parties, the Loan Documents, and the transactions contemplated thereby as the Agents shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

          (c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

          (d) After giving effect to (i) the first funding under the Loans; (ii) any charges to the Loan Account made in connection with the establishment of the credit facility


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

contemplated hereby; and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment of the credit facilities, Excess Availability shall be not less than $30,000,000.

          (e) The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the Fiscal Period ended on October 15, 2005, and executed by a Financial Officer of the Lead Borrower.

          (f) The Agents shall have received a certificate from a Financial Officer of each Loan Party, reasonably satisfactory in form and substance to the Agents, certifying that, as of the Closing Date, the representations and warranties made by the Loan Parties in the Loan Documents are true and complete and that no Default or Event of Default exists.

          (g) The Collateral Agent shall have received, the results of each which are reasonably satisfactory to the Collateral Agent (a) appraisals of the Inventory and Prescription List (each based upon net liquidation value) by a third party appraiser acceptable to the Collateral Agent, (b) appraisals of the Eligible Real Estate (based upon fair market value) by a third party appraiser acceptable to the Collateral Agent, (c) to the extent Eligible Fixed Assets are to be included in the Borrowing Base upon the Closing Date, appraisals of Equipment (based upon net liquidation value) by a third party appraiser acceptable to the Collateral Agent, (d) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be reasonably satisfactory to the Collateral Agent; (e) title insurance (with such endorsements as the Collateral Agents may reasonably require); (f) environmental site assessments, and other real estate requirements, as may be reasonably requested by the Collateral Agents, including, but not limited to, those items required by FIRREA.

          (h) The Agents shall have received a detailed Consolidated budget by Fiscal Period, and Fiscal Quarter for the Fiscal Year commencing April 3, 2005 (including a projected Consolidated balance sheet, and related statements of projected operations and cash flow as of the end of and for such Fiscal Year.

          (i) The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Parent and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Parent and its Subsidiaries since the date of the most recent financial information delivered to the Agents.

          (j) The Agents, based upon delivery of a customary officers solvency certificate for the Loan Parties, shall be satisfied that the Loan Parties, taken as a whole, are Solvent on the Closing Date and shall be Solvent after giving effect to the transaction contemplated by this Agreement.

          (k) There shall not have occurred any change, development, circumstance, event or effect that, individually or in the aggregate with all other adverse changes, conditions, circumstances, events, or effects (i) is materially adverse to the business operations, assets, liabilities, financial condition, or the results of operations of the Loan Parties and their Subsidiaries, taken as a whole; or (ii) impairs, hinders, or adversely affects in any material


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

respect the ability the ability of the Loan Parties to perform any of the Obligations. The Agents shall not have become aware of any information which in the Agents' reasonable judgment is inconsistent in a material and adverse manner with any information disclosed to the Agents prior to the date hereof with respect to any Loan Party or the transactions contemplated in connection with this Agreement.

          (l) There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to result in a Material Adverse Effect.

          (m) No Loan Party or any principal or key management personnel of the foregoing shall have been or shall be under indictment or active investigation by the U.S. Attorney for a felony crime or any other crime punishable by imprisonment.

          (n) There shall not have occurred any default of any material contract or agreement of any Loan Party which could reasonably be expected to result in a Material Adverse Effect.

          (o) All material accounts payable and all Taxes of the Loan Parties shall have been paid current except Taxes that are being contested in good faith by appropriate proceedings for which such Loan Party has set aside on its books adequate reserves and as to which no Lien has attached..

          (p) The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a recent date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens (including tax or judgment liens) on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit.

          (q) The Collateral Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, and (ii) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 2.22(c) hereof.

          (r) The Agents shall have received a payoff letter or evidence otherwise reasonably satisfactory in form and substance to the Agents from the administrative agent under the Existing Financing Agreement confirming the termination of such credit facility upon receipt of payment of the amounts due, if any, thereunder. All obligations to the agents and the lenders under the Existing Financing Agreement, if any, shall be repaid with the proceeds of the initial Loans hereunder (and a back-to-back L/C issued by the Issuing Bank to support the outstanding letters of credit thereunder), all Liens with respect to the foregoing financing arrangements on any of the Borrowers' assets, if any, shall have been terminated (or provision therefore


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

satisfactory to the Collateral Agent made) and all prior lockbox and blocked account arrangements shall be terminated;

          (s) The Collateral Agent shall have received title insurance, environmental site assessments, and other real estate requirements, as may be reasonably requested by the Collateral Agent, including, but not limited to, those items required by FIRREA;

          (t) The Collateral Agent shall have received, and be reasonably satisfied with, evidence of the Loan Parties' insurance, together with such endorsements as are required by the Loan Documents.

          (u) All fees due at or immediately after the Closing Date and all costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full and in accordance with a Closing Date funds flow memorandum reasonably satisfactory to the Agents.

          (v) The consummation of the transactions contemplated hereby and the performance of the parties hereto shall not (i) violate any Applicable Law or
(ii) conflict with, or result in a default or event of default under, any material agreement, including but not limited to the Indenture, of any Loan Party (and the Agents and the Lenders shall receive a satisfactory opinion of Loan Parties' counsel to that effect). No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement, including but not limited to the Indenture, of any Loan Party.

          (w) No material changes in governmental regulations or policies affecting any Loan Party, the Agents, or any Lender involved in this transaction shall have occurred prior to the Closing Date the effect of which would prohibit the Lenders from making Loans to the Borrowers.

          (x) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

The Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Administrative Agent in writing) at or prior to 12:00 noon, Boston time, on November 9, 2005 (and, in the event such conditions are not so satisfied or waived, the Termination Date shall be deemed to have occurred, and this Agreement and all Commitments hereunder shall terminate at such time).

     Section 4.02 Conditions Precedent to Each Loan and Each Letter of Credit.

     The obligation of the Lenders to make each Revolving Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:


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

          (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by
Article II.

          (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

          (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing or arise therefrom.

          (d) Borrowing Base Certificate. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this Section 4.02 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent, in whole or in part, without prejudice to the Administrative Agent or any Lender.

                                    ARTICLE V

                              Affirmative Covenants

     Until (i) the Commitments have expired or been terminated, and (ii) the principal of and interest on each Loan and all fees payable hereunder shall have been irrevocably been paid in full, and (iii) all Letters of Credit shall have expired or terminated or been collateralized, to the extent of 105% of the then Letter of Credit Outstandings, by cash or a letter of credit issued by a financial institution and on terms reasonably satisfactory to the Administrative Agent, and (iv) all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

     Section 5.01 Financial Statements and Other Information.

     The Borrowers will furnish to the Administrative Agent:

          (a) within ninety (90) days after the end of each Fiscal Year of Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and reported on by an independent public accountants of recognized national standing to the effect that such Consolidated financial


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

statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

          (b) Within forty-five (45) days (or such earlier date that is seven
(7) days after the then current filing deadline for the Lead Borrower's Quarterly Report on Form 10 Q) after the end of each Fiscal Quarter of the Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, and a summary of all Capital Expenditures in the form previously delivered to the Administrative Agent, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 5.01(e) all certified by one of the Lead Borrower's Financial Officers as presenting in all material respects the financial condition and results of operations of the Loan Parties on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

          (c) within thirty (30) days after the end of each Fiscal Period of Parent, its unaudited Consolidated and consolidating balance sheets and related statements of operations, each as of the end of and for such Fiscal Period and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Period end and year to date periods of the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to Section 5.01(e) hereof, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a Consolidated, consolidating, divisional, and store level basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit D (A) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations
(x) with respect to the Uncapped Excess Availability for such period, (y) with respect to the Average Credit Extensions for such period, and (z) if a Covenant Compliance Event has occurred and is continuing, demonstrating compliance with
Section 6.11 regarding financial covenants, and (C) stating whether any material change in GAAP relevant to such financial statements or in the application thereof has occurred since the date of Parent's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) within thirty (30) days after the commencement of each Fiscal Year of Parent, a detailed Consolidated budget by Fiscal Period and Fiscal Quarter for such Fiscal Year (including a projected Consolidated balance sheet, and related statements of projected operations and cash flow as of the end of and for such Fiscal Year) and promptly when available, any significant revisions of such budget;


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

          (f) On the seventh Business Day after the end of each Fiscal Period a certificate in the form of Exhibit E (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding Fiscal Period, each Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower, provided, however if a Borrowing Base Reporting Event, then the Lead Borrower shall provide the Borrowing Base Certificate weekly on Thursday of each week (or, if Thursday is not a Business Day, on the next succeeding Business Day) showing the Borrowing Base as of the close of business on the immediately preceding Saturday.

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed in final form by any Loan Party with the Securities and Exchange Commission (including, without limitation, Forms 10K and 10Q but excluding any registration statement on Form S-8 or its equivalent), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

          (h) promptly upon receipt thereof, copies of any reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

          (i) the financial and collateral reports described on SCHEDULE 5.01(I) hereto, at the times set forth in such Schedule;

          (k) notice of any intended (i) sale or other disposition of assets of any Loan Party permitted hereunder other than as sales or dispositions permitted pursuant to Sections 6.05(a), 6.05(b), or 6.05(e), or (ii) incurrence of any Indebtedness permitted hereunder other than Indebtedness permitted under Sections 6.01(a)(iii) or 6.01(a)(vi), in each case at least ten (10) Business Days prior to the date of consummation such sale or disposition or incurrence of such Indebtedness;

          (l) promptly following any request therefore, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request;

          (m) promptly upon receipt thereof notices of default or termination received by any Loan Party from any landlord with respect to any Lease for a location where Collateral is located; and

          (n) on or before thirty (30) days prior to the "Maturity Date" (as defined in the Senior Subordinated Note Documents) financial statements evidencing sufficient liquidity, as determined by the Administrative Agent in its reasonable discretion, to satisfy in full the Senior Subordinated Notes.


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

     Section 5.02 Notices of Material Events.

     The Borrowers will furnish to the Agents prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

          (e) any failure by any Loan Party to pay rent at any of such Loan Party's locations at which Collateral is located, which failure continues for more than fifteen (15) days (or such shorter cure period as provided in the lease for such location) following the day on which such rent first came due;

          (f) the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

          (g) any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

          (h) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding;

          (i) the filing of any Lien for unpaid Taxes against any Loan Party;
and

          (j) the receipt of any notice from a supplier, seller, or agent pursuant to either PACA or PASA.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.


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

     Section 5.03 Information Regarding Collateral.

          (a) The Borrowers will furnish to the Agents at least thirty (30) days prior written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's corporate structure or jurisdiction of incorporation or formation, or (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Borrowers will promptly notify the Agents if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(a), the Lead Borrower shall deliver to the Agents a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

     Section 5.04 Existence; Conduct of Business.

     Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with its respective Organizational Documents, as applicable, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     Section 5.05 Payment of Obligations.

     Each Loan Party will, and will cause each of the Subsidiaries to, pay its Material Indebtedness and all Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto, and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.03(b) hereof.

     Section 5.06 Maintenance of Properties.

     Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and as provided in Section 6.05.


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     Section 5.07 Insurance.

          (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or a program of self-insurance reasonably acceptable to the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

          (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a mortgages clause (regarding improvements to real property) and Lenders' loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefore.

     Section 5.08 Casualty and Condemnation.

     Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral, including but


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

not limited to any Eligible Real Estate, or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

     Section 5.09 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

          (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, during normal business hours, to discuss its affairs, finances and condition with its officers and, in the presence of a Financial Officer, its independent accountants, all at such reasonable times and as often as reasonably requested.

          (b) Each Loan Party will, and will cause each of the Subsidiaries to, from time to time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent and after reasonable prior notice, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals. The Loan Parties acknowledge that the Agents shall be entitled to undertake each Fiscal Year after the Closing Date up to (v) two (2) Inventory appraisals, (w) two (2) Prescription List appraisals; (x) one (1) Equipment appraisal with respect to any and all Eligible Fixed Assets which are included in the Borrowing Base; (y) one (1) Real Estate appraisal with respect to any and all Eligible Real Estate included in the Borrowing Base; and (z) two (2) commercial finance examinations, at the Loan Parties' expense; provided, however, the Agent shall be entitled to undertake such additional appraisals and commercial finance examinations each Fiscal Year at the Agent's own expense. Notwithstanding the foregoing, upon the occurrence of a Default or Event of Default, the Agents may cause additional appraisals and commercial finance examinations to be undertaken as they in their discretion deem necessary or appropriate, or as may be required by Applicable Law and such additional appraisals and commercial finance examinations shall be at the Loan Parties' expense.

          (c) The Loan Parties shall, at all times, retain independent nationally recognized certified public accountants and instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

     Section 5.10 Physical Inventories.

          (a) The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of


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Inventory which is undertaken on behalf of the Borrowers so long as such participation does not disrupt the normal inventory schedule or process.

          (b) The Borrowers, at their own expense, shall, consistent with practices existing as of the Closing Date as disclosed to the Administrative Agent, cause a physical inventory of the Borrowers' Inventory located at a majority of the Borrowers' locations to be undertaken each twelve (12) month period during which this Agreement is in effect, conducted by either the Borrowers or a third party inventory taker engaged by the Borrowers provided that independent auditors review the inventory process and sample the results of the inventory and using practices consistent with practices in effect on the date hereof.

          (c) The Borrowers upon the request of the Administrative Agent shall provide the Collateral Agent with the preliminary Inventory levels at each of the Borrowers' locations within fifteen (15) days following the completion of such inventory.

          (d) The Borrowers upon the request of the Administrative Agent, within forty-five (45) days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to the Borrowers' inventory stock ledger and general ledger, as applicable.

          (e) The Collateral Agent, in its discretion, if any Default exists, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Borrowers).

     Section 5.11 Compliance with Laws.

     Each Loan Party will, and will cause each of the Subsidiaries to, comply with all Applicable Laws (including Pharmaceutical Laws, Health Care Laws and HIPPA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.12 Use of Proceeds and Letters of Credit.

          (a) The proceeds of all other Loans made hereunder and Letters of Credit issued hereunder will be used only (i) to refinance the Indebtedness under the Existing Financing Agreements, (ii) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory, in the ordinary course of business, (iii) to finance Capital Expenditures of the Borrowers, and (iv) for general corporate purposes.

          (b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.


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     Section 5.13 Additional Subsidiaries.

     If any additional Subsidiary of any Loan Party is formed or acquired after the Closing Date, the Lead Borrower will promptly notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Borrowers will cause such Subsidiary to become (i) a Loan Party hereunder by the execution and delivery of a Facility Guarantee to the Agents and in the case of a Borrower a joinder agreement (reasonably satisfactory to the Agent); and (ii) a party to each applicable Security Document in the manner provided therein within seven (7) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as any Agent or the Required Lenders shall reasonably request and (b) if any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrowers will cause such shares and promissory notes evidencing such Indebtedness to be pledged within seven (7) Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

     Section 5.14 Further Assurances.

          (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any assets, other than Real Estate, are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrowers will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) Upon the request of the Administrative Agent, the Borrowers shall cause each of its customs brokers to deliver an agreement, substantially in the from annexed hereto as Exhibit F, to the Administrative Agent covering such matters as the Collateral Agent may reasonably require.


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                                   ARTICLE VI

                               Negative Covenants

     Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been irrevocably paid in full, (iii) all Letters of Credit shall have expired or terminated or been collateralized, to the extent of 105% of the then Letter of Credit Outstandings, by cash or a letter of credit issued by a financial institution and on terms reasonably satisfactory to the Administrative Agent, and (iv) all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

     Section 6.01 Indebtedness and Other Obligations.

          (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) Indebtedness set forth in SCHEDULE 6.01 and extensions, renewals replacements and refinancings of any such Indebtedness, provided, that after giving effect to any of the foregoing (i) the principal amount of the outstanding Indebtedness is not increased, (ii) neither the tenor nor the average life is reduced, and (iii) the holders of such Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Indebtedness being extended, renewed, replaced or refinanced as determined by the Administrative Agent in its reasonable credit judgment;

               (iii) Indebtedness of any Loan Party to any other Loan Party, provided, that, upon the request of Agents, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agents, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations;

               (iv) Indebtedness of any Loan Party to finance any fixed or capital assets owned or acquired by a Loan Party, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

               (v) Indebtedness under Hedging Agreements entered into in the ordinary course of business, other than for speculative purposes, which are upon terms and in such amounts as are reasonably acceptable to the Administrative Agent;


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               (vi) Contingent liabilities under surety bonds or similar
     instruments incurred in the ordinary course of business in connection with the construction or improvement of stores, provided that, the aggregate amount of Indebtedness permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding;

               (vii) Indebtedness incurred for the construction or acquisition of, or to finance or to refinance, any Real Estate owned by any Loan Party, provided that (A) the terms and conditions of such Indebtedness are either
     (1) consistent with the terms and conditions of similar Indebtedness incurred by a Loan Party prior the Closing Date, or (2) reasonably acceptable to the Administrative Agent, and (B) with respect to any Eligible Real Estate, the proceeds therefrom are at least equal to the amounts then available to be borrowed with respect thereto under clause (e) of the definition of Borrowing Base;

               (viii) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

               (ix) Indebtedness under the Senior Subordinated Note Documents and extensions, renewals, replacements and refinancings of such Indebtedness, provided, that after giving effect to any of the foregoing
     (i) the outstanding principal amount of Indebtedness is not in excess of $150,000,000, and (ii) the Indebtedness is subordinated to the Obligations upon terms and conditions satisfactory to the Administrative Agent in its reasonable discretion; and

               (x) other unsecured Subordinated Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

          (b) Except with respect to restricted Payments specifically permitted in Section 6.06, none of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock (i) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, (ii) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred and (iii) all payments in respect of which are expressly subordinated to the Obligations) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (x) any shares of capital stock of any Loan Party prior to the Maturity Date or (y) any option, warrant or other right to acquire any such shares of capital stock.

     Section 6.02 Liens.

     The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents; and

          (b) Permitted Encumbrances.


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     Section 6.03 Fundamental Changes.

          (a) No Loan Party shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into a Borrower, provided that in any such transaction the Borrower shall be the surviving entity, (ii) a Borrower may merge into any other Borrower, (iii) a Borrower may merge with an acquired entity in connection with a Permitted Acquisition provided that such Borrower shall be the surviving entity, (iv) any Facility Guarantor (other than the Parent) may merge into any Borrower, provided that the Borrower shall be the surviving entity, and (v) any Facility Guarantor (other than the Parent) may liquidate or dissolve voluntarily into any other Loan Party.

          (b) The Loan Parties will not engage in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

     Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

     The Loan Parties will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any Indebtedness of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) Loans or advances made by a Loan Party to another Loan Party, provided, that, that upon the request of Agents, such loans or advances shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agents, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations;

          (c) Guarantees constituting Indebtedness permitted by Section 6.01;

          (d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (e) Loans or advances to employees made in the Borrower's the ordinary course of business in an amount not to exceed $1,500,000 in the aggregate at any time outstanding;


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          (f) Loans in connection with the sale of Real Estate permitted by
Section 6.05(g), provided that such loan (i) does not exceed the purchase price paid by the purchaser of such Real Estate; and (ii) is secured by the Real Estate subject to such sale;

          (g) Permitted Joint Venture Investments; and

          (h) Permitted Acquisitions.

     Section 6.05 Asset Sales and Store Closings.

     The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock or ownership interest, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its Capital Stock or other ownership interest in such Subsidiary, except:

          (a) sales of Inventory in the ordinary course of business;

          (b) sales of used, obsolete, worn-out or surplus equipment in the ordinary course of business;

          (c) sales of Permitted Investments in the ordinary course of business;

          (d) sales or other dispositions of Equipment (excluding those described in Section 6.05(b) hereof) as long as the net proceeds therefrom are at least equal to the amounts then available to be borrowed with respect thereto under clause (f) of the definition of Borrowing Base;

          (e) sales, transfers and dispositions among the Loan Parties and their Subsidiaries; provided, that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07; and

          (f) Permitted Store Closings;

          (g) sales or sale-leaseback transactions of any Loan Party's Real Estate, provided that in connection with any sale or sale-leaseback transaction of any Eligible Real Estate the Agents receive ten (10) Business Days prior written notice of the proposed transaction together with an updated Borrowing Base Certificate giving effect to the proposed transaction and establishing that no Overadvance will exist after giving effect to such transaction;

          (h) sales, not otherwise permitted under this Section 6.05, of assets or property, provide that such property or assets are not included in the Borrowing Base, not to exceed $5,000,000 in the aggregate during the term of this Agreement.

     provided, that all sales, transfers, leases and other dispositions permitted hereby shall be made at arm's length and for fair value and, except with respect to sales of Real Estate, solely for cash consideration; and provided further that the authority granted hereunder may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Default


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or Event of Default. Upon any sale or disposition by any Loan Party of any
Collateral (other than to another Loan Party ) that is permitted under this
Section 6.05, upon written notice, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party's expense, all UCC termination statements, mortgage releases and other documents that such Loan Party shall reasonably request to evidence the termination or release of the Collateral Agent's security interest in or lien on such Collateral, provided, however, such release or termination shall not in any manner discharge, affect, or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all Collateral retained by any Loan Party including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     Section 6.06 Restricted Payments; Certain Payments of Indebtedness.

          (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

               (i) as long as no Default or Event of Default exist or would arise therefrom the Loan Parties may declare and pay Permitted Dividends; and

               (ii) if the Payment Conditions are satisfied at the time of the proposed redemption the Parent may redeem its Capital Stock, provided that the Loan Parties shall have provided ten (10) days prior written notice to the Administrative Agent of any proposed redemption after the aggregate redemptions during any twelve month period exceed $500,000.

          (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

               (i) as long as no Default or Event of Default has occurred and is continuing or would result from such payments or distribution:

                    (A) payment of regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness permitted hereunder; and

                    (B) refinancings of Indebtedness to the extent permitted by
          Section 6.01.

               (ii) repayment, redemption or repurchase of Indebtedness evidenced by the Senior Subordinated Notes and Senior Subordinated Note Documents provided that, the Payment Conditions are met; (x) immediately prior to such payment and (y) on a proforma basis determined as if such payment occurred on the first day of the thirteen


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     (13) Fiscal Periods ended on the last day of the most recent Fiscal Period for which the Borrowers were required to deliver financial reports pursuant to Section 5.01(b) hereof;

               (iii) repayment in full of Permitted Indebtedness, in the aggregate amount not to exceed $5,000,000.00 during any twelve (12) month period, provided that immediately before and after giving effect to such repayment the Payment Conditions are satisfied;

               (iv) the repayment in full of Permitted Indebtedness, other than Indebtedness evidenced by the Senior Subordinated Notes and Senior Subordinated Note Documents, in the aggregate amount greater than $5,000,000.00 during any twelve (12) month period provided that, (a) the Payment Conditions are satisfied immediately prior to such payment and (b) the Administrative Agent determines in its reasonable discretion that the Payment Conditions shall be met on a pro forma basis for the thirteen (13) Fiscal Periods immediately following the proposed payment based upon projections provided by the Lead Borrower to the Administrative Agent which projections give effect to the proposed payment; and

               (v) payments in connection with the termination of the SERP provided that (a) the Payment Conditions are satisfied immediately prior to such payment and (b) the Administrative Agent determines in its reasonable discretion that the Payment Conditions shall be met on a pro forma basis for the thirteen (13) Fiscal Periods immediately following the proposed payment based upon projections provided by the Lead Borrower to the Administrative Agent which projections give effect to the proposed payment.

     Section 6.07 Transactions with Affiliates.

     The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that are in the ordinary course of business and that are at prices and on terms and conditions not less favorable to the Loan Parties or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

     Section 6.08 Restrictive Agreements.

     The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to guarantee Indebtedness of the Loan Parties or any other Subsidiary, provided, however, that (i) the foregoing shall not apply to restrictions and conditions imposed by law, or by any Loan Document, (ii) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to


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secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and
(iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

     Section 6.09 Amendment of Material Documents.

          (a) The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) its Organizational Documents, to the extent that such amendment, modification or waiver could reasonably likely result in a Material Adverse Effect, (ii) any Subordinated Indebtedness, or (iii) any other instruments, documents or agreements, in each case with respect to this clause (iii), to the extent that such amendment, modification or waiver could result in a Material Adverse Effect.

          (b) No Loan Party shall, and no Loan Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms of any of the Senior Subordinated Note Documents or Senior Subordinated Notes to the extent the effect of such change or amendment is to:
(i) increase the interest rate or the cash rate of interest on such Indebtedness; (ii) change the dates upon which payments of principal, interest or fees are due thereunder; (iii) add, or change in a manner adverse to any Loan Party, any event of default or add, or make more restrictive, any covenant with respect to the Indebtedness thereunder; (iv) change in a manner adverse to any Loan Party the prepayment provisions of such Indebtedness; (v) change the terms of or otherwise alter any redemption or put rights thereunder; or (vi) change or amend any other term if such change or amendment would (x) increase the obligations of the Loan Parties or (y) confer additional rights on the holder of such Indebtedness in a manner adverse to any Loan Party, Agent or Lenders.

     Section 6.10 Additional Subsidiaries.

     The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary unless no Default or Event of Default would arise therefrom and the requirements of Section 5.13 are satisfied.

     Section 6.11 Financial Covenants.

          Upon the occurrence and during the continuance of a Covenant Compliance Event, the Loan Parties shall maintain a ratio at all times of Senior Funded Debt to Consolidated EBITDA as determined on a trailing thirteen (13) Fiscal Period basis as determined by the most recent financial reports required to be delivered by Section 5.01(b) hereof of at least 2.50 to 1.00.

     Section 6.12 Fiscal Year

     The Loan Parties shall not change their Fiscal Year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.


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     Section 6.13 Environmental Laws.

     The Loan Parties shall not (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) undertake actions that are reasonably likely to result in an Environmental Liability, except in either case where such failure or actions could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VII

                                Events of Default

     Section 7.01 Events of Default.

     If any of the following events ("Events of Default") shall occur:

          (a) the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Loan Parties shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and such failure continues for five (5) Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 2.22, Section 5.01(f), Section 5.01(n), Section 5.02(a), Section 5.02(e), Section 5.07 (with respect to insurance covering the Collateral), Section 5.09, Section 5.12, or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of: (i) in the case of any report required by Section 5.01 (other than a report due in accordance with Section 5.01(f)) the date any such report is due; (ii) the Borrowers' actual knowledge thereof; or (iii) notice thereof from the Administrative Agent to the Lead Borrower;

          (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same


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shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (h) the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Indebtedness (including the Senior Subordinated Notes) shall for any reason be revoked or invalidated by any Governmental Authority, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof, or the Obligations, for any reason shall not have the priority contemplated by this Agreement, any agreement or subordination provisions thereof evidencing any Subordinated Indebtedness or any Loan Party shall acquiesce in the breach by a subordinated creditor of any Subordination Indebtedness;

          (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

          (j) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(i)of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (k) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (l) (i) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or


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any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

               (ii) any non-monetary judgment or order shall have been rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect and there shall be any period 30 consecutive days during which a stay of enforcement of such judgment or other, by reason of a pending appeal or otherwise, shall not be in effect;

          (m) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $5,000,000;

          (n) any challenge in writing by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document in any material portion of the Collateral or any payment made pursuant thereto;

               (i) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, which challenge the Administrative Agent determines is a bona fide claim which if adversely determined could materially and adversely effect any security interest created by or in any Loan Document, any payment payable or made pursuant to any Loan Document or the value of any Collateral;

               (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

          (o) the occurrence of any uninsured loss to any material portion of the Collateral;

          (p) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course;

          (q) the determination by any Borrower, whether by vote of such Borrower's partners, board of directors or otherwise to: suspend the operation of such Borrower's business in


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the ordinary course, liquidate all or a material portion of such Borrower's assets or store locations other than Permitted Store Closures, or employ an agent or other third party to conduct a program of closings, liquidations or "Going-Out-Of-Business" sales of any material portion of the business; or

          (r) (i) any Change in Control occurring pursuant to clause (c) of the definition thereof; or (ii) one hundred and eighty (180) days after the occurrence of a Change in Control pursuant to clause (a) or (b) of the definition thereof, unless the Administrative Agent has granted its express written consent to such Change in Control before the expiry of such period; or

          (s) the occurrence of any default under any Facility Guarantee and/or the termination or attempted termination of any Facility Guarantee.

then, and in every such event (other than an event with respect to any Loan Party described in clause (i) or (j) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, (iii) instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral) and (iv) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders; and in case of any event with respect to any Loan Party described in clause (i) or (j) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

     Section 7.02 Remedies on Default.

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy


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shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 7.03 Application of Proceeds.

     After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral shall be applied in the manner set forth in Section 2.23(c).

                                  ARTICLE VIII

                                   The Agents

     Section 8.01 Administration by Administrative Agent.

     Each Lender, the Collateral Agent and the Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     Section 8.02 The Collateral Agent.

     Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Collateral Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Collateral Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Section 2.21, Section 2.22, Section 2.25. and Section 7.03, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.


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     National City Business Credit, Inc. has been granted the title of
Syndication Agent and Co-Lead Arranger and LaSalle Bank National Association has been granted the title Documentation Agent in such capacities neither shall have any rights nor any responsibilities. Each may resign such position at any time by written notice to the Administrative Agent and, in any event, shall cease to have such title at such time as its ceases to be a Lender.

     Section 8.03 Agreement of Required Lenders.

          (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Supermajority Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Supermajority Lenders and any such action shall be binding on all Lenders, and (iii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of all of the Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of all such Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.

     Section 8.04 Liability of Agents.

          (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, Required Supermajority Lenders, or all Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents (A) shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (B) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of the Loan Parties under this Agreement or any of the Loan Documents, or (C) shall be responsible to any Lender or the Issuing Bank for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations of the Loan Parties hereunder, or any information contained in the books or records of the Loan Parties; or (D) shall be responsible to any Lender or the Issuing Bank for the validity, enforceability, collectibility,


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effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or
(E) shall be responsible to any Lender or the Issuing Bank for the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

          (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

          (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Loan Documents or in connection herewith or therewith.

          (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

     Section 8.05 Notice of Default; Actions on Default.

          (a) The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or has received notice from a Lender or the Loan Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the Lenders.

          (b) The Agents shall (subject to the provisions of Section 9.02) take such action with respect to any Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.


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     Section 8.06 Lenders' Credit Decisions.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents and agrees that the Agents shall bear no responsibility therefore. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

     Section 8.07 Reimbursement and Indemnification.

     Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the administration or enforcement thereof not reimbursed by the Loan Parties and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Loan Parties have agreed to reimburse pursuant to Section 9.03 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct). The provisions of this
Section 8.07 shall survive the repayment of the Obligations and the termination of the Commitments.

     Section 8.08 Rights of Agents.

     It is understood and agreed that Bank of America shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent or the Collateral Agent of the Lenders under this Agreement. The Agents and their affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Subsidiaries and Affiliates as if it were not the Agent hereunder.


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     Section 8.09 Notice of Transfer.

     The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.05(b).

     Section 8.10 Successor Agent.

     Any Agent may resign at any time by giving five (5) Business Days written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as no Default or Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, so long as no Default or Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

     Section 8.11 Reports and Financial Statements.

     The Administrative Agent shall use its reasonable efforts to remit to each Lender and the Collateral Agent within ten (10) Business Days after receipt thereof from the Borrowers copies of all financial statements, Borrowing Base Certificates, and projections required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.

     Section 8.12 Delinquent Lender.

     If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans or Letters of Credit (a "DELINQUENT LENDER") and such failure is not cured within ten (10) days after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agents, other Lenders, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the


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administration of, or decision-making rights related to, the Loans, this
Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective Commitment Percentage of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Loans, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in
Section 2.11 hereof from the date when originally due until the date upon which any such amounts are actually paid.

     The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Delinquent Lender's Future Commitment"). Upon any such purchase of the Commitment Percentage of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify the Agents and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by any Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its Commitment Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.01 Notices.

     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Loan Party, to it care of the Lead Borrower at 9800 Crosspoint Boulevard Indianapolis, Indiana 46256-3350 Attention: Treasurer and General Counsel (Telecopy No. (317) 594-2757);


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          (b) if to the Administrative Agent or the Collateral Agent, or the
Swingline Lender to Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, Attention Keith Vercauteren (Telecopy No. (617) 434-4339), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: Kevin J. Simard, Esquire (Telecopy No. (617) 880-3456);

          (c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 9.02 Waivers; Amendments.

          (a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the Consent of the Required Lenders, provided, that no such agreement shall
(i)increase the Commitment of any Lender without the Consent of such Lender or increase the Commitments to an amount greater than $95,000,000 other than pursuant to Section 2.02 (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the Consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the Consent of each Lender affected thereby, (iv) change Sections 2.20, 2.22, or 2.23 or
Section 6.02 of the Security Agreement, without the


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Consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of the term "Required Lenders", "Required Supermajority Lenders", or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the Consent of each Lender, (vi) release any Loan Party from its obligations under any Loan
Document, or limit its liability in respect of such Loan Document, without the Consent of each Lender, (vii) except for sales described in Section 6.05 or as permitted in the Security Documents (which in such case may be released upon the consent of the Collateral Agent only), release any material portion of the Collateral from the Liens of the Security Documents, without the Consent of each Lender, (viii) change the definition of the terms "Availability", "Borrowing Base", "Excess Availability", or "Uncapped Excess Availability" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the Consent of each Lender, provided, that the foregoing shall not limit the discretion of the Administrative Agent pursuant to clause (j) of the definition of Eligible Inventory, Eligible Fixed Assets, Eligible Credit Card Receivables, or to change, establish or eliminate any Reserves, (ix) increase the Permitted Overadvance, without the Consent of each Lender, (x) except as expressly permitted herein, subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be, without the prior Consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be.

          (c) Notwithstanding anything to the contrary contained in this Section 9.02, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the Consent of the Lenders pursuant to Section 9.02(b) and such amendment is approved by the Required Lenders, but not by the percentage of the Lenders set forth in said Section 9.02(b), the Borrowers and the Required Lenders shall be permitted to amend this Agreement without the Consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

          (d) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment,


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modification, waiver or consent and any consent by a Lender, or any holder of a
Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

     Section 9.03 Expenses; Indemnity; Damage Waiver.

          (a) The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, for commercial finance examinations and environmental site assessments, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and
(iii) all reasonable out-of-pocket expenses incurred by the Agents, Bank of America, the Issuing Bank, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, Bank of America, or the Issuing Bank, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Loan Parties shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee,


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advisor or agent of such Indemnitee or any such Indemnitee's Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

          (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount.

          (d) To the extent permitted by Applicable Law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof. The Loan Parties further agree that no Indemnitee shall have any liability to the Loan Parties, any Person asserting claims by or on behalf of any Loan Party or any other Person in connection with this Agreement or the other Loan Documents except the Indemnitee's gross negligence or willful misconduct.

          (e) All amounts due under this Section shall be payable promptly after written demand therefore.

     Section 9.04 Designation of Lead Borrower as Borrowers' Agent.

          (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

          (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefore is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming were each other Borrower.

          (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Loan.

               (i) The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.


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               (ii) If, for any reason, and at any time during the term of this
     Agreement,

                    (A) any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent's sole and absolute discretion); or

                    (B) the Administrative Agent deems it inexpedient (in the Administrative Agent's sole and absolute discretion) to continue making Loans and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower, then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Administrative Agent determines to be expedient, which Loans may be made without regard to the procedures otherwise included herein.

          (d) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

          (e) Each of the Borrowers shall remain liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

          (f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives:

               (i) written notice of: (i) the termination of such authority, and
     (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

               (ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.


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     Section 9.05 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided, that (i) except in the case of an assignment by a Lender to a Lender or an Affiliate of a Lender, the Lead Borrower (but only if no Default or Event of Default exists and is continuing), the Administrative Agent and the Issuing Bank must give their prior written consent to such assignment by a Lender (which consent shall not be unreasonably withheld or delayed), (ii) any assignment made by a Lender may be made only to one or more Eligible Assignees, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Revolving Loans, the amount of the Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, the Administrative Agent and the Lead Borrower otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment


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and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Loan Parties, the Agents, and the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and, except as provided in the following sentence, to approve any amendment, modification or waiver of any provision of the Loan Documents. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Section 2.24, Section 2.26, and Section
2.27 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.26(c)as though it were a Lender. Each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time (each a "Participation Register"). The entries in each Participation Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under Section 2.24, Section 2.26, and Section 2.27 or Section 9.09). The Participation Register shall be available for inspection by the


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Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.24 or 2.27 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.27 unless (i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.27(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with Section 2.27(e).

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.06 Survival.

     All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.22, 2.25 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 9.07 Counterparts; Integration; Effectiveness.

     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement


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shall become effective when it shall have been executed by the Agents and the
Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.08 Severability.

     Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 9.09 Right of Setoff.

     If an Event of Default shall have occurred and be continuing and at the direction of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

     Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) The Loan Parties agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Loan Parties hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Loan Parties agree that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan


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Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 9.11 WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY LOAN PARTY, ANY AGENT, ISSUING BANK, ANY LENDER OR ANY PARTICIPANT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY LOAN PARTY, THE AGENT, ISSUING BANK, AND/OR SUCH LENDER OR PARTICIPANT OR IN WHICH ANY LOAN PARTY, THE AGENT, ISSUING BANK, OR SUCH LENDER OR PARTICIPANT, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY LOAN PARTY OR ANY OTHER PERSON AND THE AGENT, ISSUING BANK, OR SUCH LENDER OR PARTICIPANT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 9.12 Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.13 Interest Rate Limitation.

     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


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     Section 9.14 Additional Waivers.

          (a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Loan Party, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

          (b) To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

          (c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

          (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any


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other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Loan Party may make payments to any other
Loan Party on account of any such indebtedness. After the occurrence and during the continuance of an Event of Default, none of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness.

     Section 9.15 Confidentiality.

     Each of the Lenders agrees that it will not to disclose without the prior consent of the Lead Borrower (other than to its employees, employees of Affiliates, auditors, counsel or other professional advisors, in each case who have a need to know such Confidential Information in accordance with customary banking practices or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion reasonably determines that any such party should have access to such information or to a prospective transferee) any information with respect to the Borrowers or any other Loan Party which is furnished pursuant to this Agreement and which is designated by the Lead Borrower to the Lenders in writing as confidential (all such information, "Confidential Information"), provided that any Lender may disclose any Confidential Information (a) as has become generally available to the public other than as a result of a disclosure in violation of any duty of confidentiality hereunder by such Lender or the Administrative Agent or a disclosure in violation of any duty of confidentiality hereunder known to such Lender or the Administrative Agent to have been made by any person or entity to which such Lender or the Administrative Agent has delivered such Confidential Information, (b) as may be required in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, and (f) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee receives such Confidential Information having been made aware of the confidential nature thereof and agrees to be bound by the terms of this Section
9.15. The Loan Parties hereby agree that the failure of a Lender to comply with the provisions of this Section 9.15 shall not relieve the Loan Parties of any of its obligations to such Lender under this Agreement and the other Loan Documents.

     Section 9.16 Publicity.

     The Agents may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Loan Party (and may utilize any logo or other distinctive symbol associated with each Loan Party) in connection with any advertising, promotion, or marketing undertaken by the Agents. The Loan Parties shall give the Agents one business days notice of any press release prior to it being issued, which press release shall be acceptable to the Agents in its reasonable discretion.

     Section 9.17 USA Patriot Act.

     Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                        MARSH SUPERMARKETS, LLC, as Lead
                                        Borrower:


                                        By: /s/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer


                                        Attest: /s/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary

                                        Address:

                                        9800 Crosspoint Boulevard
                                        Indianapolis, Indiana 46256-3350
                                        Attn: Treasurer and General Counsel

                                        BORROWERS:

                                        MARSH SUPERMARKETS, INC.
                                        MARSH DRUGS, INC.
                                        MARSH VILLAGE PANTRIES, INC.
                                        A. L. ROSS & SONS, INC.
                                        MUNDY REALTY, INC.
                                        MAR PROPERTIES, INC.
                                        MARLEASE, INC.
                                        MARSH INTERNATIONAL, INC.
                                        MARSH DRUGS OF ILLINOIS, INC.
                                        LIMITED HOLDINGS, INC.
                                        MARSH SUPERMARKETS OF ILLINOIS, INC.
                                        TEMPORARY SERVICES, INC.
                                        CONTRACT TRANSPORT, INC.
                                        NORTH MARION DEVELOPMENT CORPORATION
                                        O'MALIA FOOD MARKETS, LLC
                                        FLORAL FASHIONS, LLC
                                        CRYSTAL FOOD SERVICES, LLC
                                        MCNAMARA, LLC
                                        LOBILL FOODS, LLC
                                        CONTRACT TRANSPORT, LLC
                                        VILLAGE PANTRY, LLC
                                        MARSH DRUGS, LLC
                                        MARSH CLEARING HOUSE, LLC
                                        CRYSTAL CAFE MANAGEMENT GROUP, LLC
                                        CONVENIENCE STORE TRANSPORTATION
                                           COMPANY, LLC
                                        CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                                        BUTTERFIELD FOODS, LLC


                                        By: /s/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer


                                        Attest: /s/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary

                                        PANTRY PROPERTY, LLC
                                        BY: VILLAGE PANTRY, LLC

                                        MS PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC

                                        BF PROPERTY, LLC
                                        BY: BUTTERFIELD FOODS, LLC

                                        CF PROPERTY, LLC
                                        BY: CRYSTAL FOOD SERVICES, LLC

                                        MD PROPERTY, LLC
                                        BY: MARSH DRUGS, LLC

                                        LB PROPERTY, LLC
                                        BY: LOBILL FOODS, LLC

                                        MCN PROPERTY, LLC
                                        BY: MCNAMARA, LLC

                                        CSD PROPERTY, LLC
                                        BY: CRYSTAL CAFE MANAGEMENT GROUP, LLC

                                        FLORAL PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC


                                        By: /s/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer


                                        Attest: /s/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary


                                        TRADEMARK HOLDINGS, INC.


                                        By: /s/ P. Lawrence Butt
                                            ------------------------------------
                                            P. Lawrence Butt, Assistant
                                            Treasurer

                                        BANK OF AMERICA, N.A., As Administrative
                                        Agent, as Collateral Agent, Co-Lead
                                        Arranger as Swingline Lender, Issuing
                                        Bank, and Lender


                                        By: /s/ Keith Vercauteren
                                            ------------------------------------
                                        Name: Keith Vercauteren
                                        Title: Director


                                        Address:
                                        40 Broad Street, 10th Floor
                                        Boston, Massachusetts 02109
                                        Attn: Keith Vercauteren
                                        Telephone: (617) 434-4045
                                        Telecopy: (617) 434-4339

                                        NATIONAL CITY BUSINESS CREDIT, INC., as
                                        Syndications Agent, as Co-Lead Arranger, and as Lender

                                        By: /s/ Kathryn C. Ellero
                                            ------------------------------------
                                        Name: Kathryn C. Ellero
                                        Title: Vice President

                                        Address: 1965 E. 6th Street, Suite 400
                                                 Locator #3049
                                                 Cleveland, Ohio 44114
                                                 Attn: Kathryn C. Ellero
                                                 Telephone: (216) 222-3261
                                                 Telecopy: (216) 222-9555

                                        LASALLE BANK, NATIONAL ASSOCIATION, as
                                        Documentation Agent and as Lender


                                        By: /s/ Andrew J. Crask
                                            ------------------------------------
                                        Name: Andrew J. Crask
                                        Title: Vice President


                                        Address: 30 South Meridian Street, Suite
                                                 800
                                                 Indianapolis, Indiana 46204
                                                 Attn: Andrew Crask
                                                 Telephone: (317) 916-2227
                                                 Telecopy: (317) 756-7021